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                                                                   Exhibit 99





                            STOCK PURCHASE AGREEMENT




                                     between




                              HECLA MINING COMPANY



                                       and




                                IMERYS USA, INC.



                                February 27, 2001





















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                                TABLE OF CONTENTS

ARTICLE 1     PURCHASE AND SALE

1.1  Purchase of Stock
1.2  Closing
1.3  Execution and Delivery of Closing Documents
1.4  Settlement of Intercompany Accounts and Transfer of Cash

ARTICLE 2     ADJUSTMENTS TO PURCHASE PRICE

2.1  Balance Sheet
2.2  Post-Closing Adjustments

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1  Organization and Good Standing
3.2  Authorization and Validity
3.3  No Conflict
3.4  Purchase for Investment
3.5  Investigation by Purchaser
3.6  Finder's Fee
3.7  Financing

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF SELLER

4.1  Organization and Good Standing of Seller
4.2  Authorization and Validity
4.3  No Conflict
4.4  Organization and Good Standing of Subsidiaries
4.5  Capitalization
4.6  Corporate and Other Records
4.7  Financial Statements
4.8  Absence of Undisclosed Liabilities
4.9  Absence of Certain Changes
4.10 Material Contracts
4.11 Leases and Concessions
4.12 Real Estate; Encumbrances
4.13 Environmental
4.14 Patents, Trademarks and Trade Names
4.15 Litigation; Compliance with Law
4.16 Tax Matters
4.17 Employee Benefit Plans
4.18 Labor
4.19 Inventory
4.20 Employees
4.21 Major Customers and Suppliers
4.22 Accounts Receivable
4.23 Finder's Fee
4.24 Title to Assets
4.25 Accounts
4.26 Related Parties
4.27 Ability to Perform Obligations
4.28 Charitable Commitments


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4.29 Defective Pricing
4.30 Insurance
4.31 Product Warranty Liabilities
4.32 Equipment
4.33 Y2K
4.34 Commercial Bribery
4.35 Actions Regarding Employees
4.36 Reclamation Liabilities
4.37 Reserve Estimates
4.38 Compliance with the Immigration Laws
4.39 Representations Not Misleading
4.40 Copies Accurate
4.41 Definition of Knowledge

ARTICLE 5     SELLER'S AND PURCHASER'S PRE-CLOSING COVENANTS

5.1  Business Operations
5.2  Access
5.3  Material Change
5.4  Governmental Approvals
5.5  Exclusivity
5.6  Certain Audited Financial Statements
5.7  Purchaser's Obligations
5.8  Joint Obligations
5.9  Deliveries of Information; Consultations
5.10  Supplemental Disclosure
5.11 Payoff of Indebtedness and Release of Liens
5.12 Employment of Carland

ARTICLE 6     PURCHASER'S CONDITIONS PRECEDENT

6.1  Representations and Warranties
6.2  Covenants
6.3  No Injunction
6.4  No Material Adverse Change
6.5  HSR Act; Exon-Florio
6.6  Consents
6.7  Opinion of Seller's Counsel
6.8  2000 Review
6.9  Stock Purchases

ARTICLE 7     SELLER'S CONDITIONS PRECEDENT

7.1  Representations and Warranties
7.2  Covenants
7.3  No Injunction
7.4  HSR Act; Exon-Florio
7.5  Opinion of Purchaser's Counsel

ARTICLE 8     CLOSING DOCUMENTS

8.1  Form of Documents
8.2  Purchaser's Deliveries
8.3  Seller's Deliveries




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ARTICLE 9     POST-CLOSING AGREEMENTS

9.1  Post-Closing Agreements
9.2  Inspection of Records
9.3  Use of Trademarks
9.4  Back-Up
9.5  Payments of Accounts Receivable
9.6  Third Party Claims
9.7  Non-Solicitation
9.8  Confidentiality
9.9  Non-Compete
9.10 Specific Performance
9.11 Retention Bonuses
9.12 Intentionally Omitted
9.13 Retirement Plans
9.14 Claims under Welfare Plans
9.15 Hecla Name
9.16 Releases/Collateral
9.17 Technology Support
9.18 Tax Support Services

ARTICLE 10     TAXES

10.1 In General
10.2 Reporting and Payment of Taxes
10.3 Certain Unpaid Taxes
10.4 Allocations Relating To Taxes
10.5 Refunds and Credits
10.6 Cooperation; Audits

ARTICLE 11     INDEMNIFICATION

11.1 Indemnification by Seller
11.2 Indemnification by Purchaser
11.3 Exclusive Nature of Remedies
11.4 Cooperation
11.5 Subrogation
11.6 Third Party Claims other than Taxes and Environmental Matters
11.7 Environmental Claims
11.8 Characterization of Indemnity Payments
11.9 Representations at Closing

ARTICLE 12     TERMINATION

12.1 Termination
12.2 Effect of Termination
12.3 Option Not To Purchase Certain Stock

ARTICLE 13     MISCELLANEOUS

13.1 Fees
13.2 Publicity
13.3 Amendments
13.4 Assignment



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13.5 Non-Waiver
13.6 Binding Effect; Benefit
13.7 Notice
13.8 Entire Agreement
13.9 Costs, Expenses and Legal Fees
13.10     Severability
13.11     Survival of Representations and Warranties
13.12     Governing Law and Venue
13.13     Captions
13.14     Counterparts
13.15     Number and Gender
13.16     Facsimile Transmissions
13.17     Further Assurances
13.18     No Admissions
13.19     Dollars











































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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of February 27, 2001, is between Hecla Mining Company, a Delaware corporation ("Seller"), and IMERYS USA, Inc., a Delaware corporation ("Purchaser").
                              W I T N E S S E T H:

     WHEREAS, Kentucky-Tennessee Clay Company, a Delaware corporation ("K-T Clay"), K-T Feldspar Corporation, a North Carolina corporation ("K-T Feldspar"), and Southeastern Land Resources Corp., a Delaware corporation ("Southeastern"
and collectively with K-T Clay and K-T Feldspar, the "U.S. Subsidiaries") are each wholly owned subsidiaries of Seller. Hecla de Brasil Empreendimentos de Participacoes Ltda., a Brazilian sociedade civil por quotas de responsibilidade limitada ("Hecla Brazil"), is entirely owned by Seller except for one share owned by Nathaniel K. Adams pursuant to the requirements of Brazilian law. K-T Clay de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable ("K-T Mexico"), is entirely owned by K-T Clay except for one share owned by Ricardo Garcia pursuant to the requirements of Mexican law. Recursos Minerales
del Norte, S.A. de C.V., a Mexican  sociedad  anonima  de  capital   variable
("Recursos"), is entirely owned by K-T Mexico except for one share owned by Ricardo Garcia pursuant to the requirements of Mexican law. Duque de Caxias Mineracao Ltda. ("Duque") and Mineracao Hecla do Brasil, Ltda. ("Mineracao Hecla"), each a Brazilian sociedade comercial por quotas de responsibilidade limitada, are entirely owned by Hecla Brazil except for one share of Duque and one hundred shares of Mineracao Hecla owned by Nathaniel K. Adams pursuant to the requirements of Brazilian law. The minority owners of each of Hecla Brazil, K-T Mexico, Recursos, Duque, and Mineracao Hecla are hereinafter referred to as the "Incidental Owners." K-T Clay, K-T Feldspar, Southeastern, Hecla Brazil, K-T Mexico, Recursos, Duque and Mineracao Hecla are hereinafter jointly referred to as "the Subsidiaries" and individually as a "Subsidiary." The business of the Subsidiaries is hereinafter referred to as the "Business."

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 100% of the issued and outstanding shares of capital stock of each of the U.S. Subsidiaries, as well as all of the issued and outstanding shares of capital stock or quotas of Hecla Brazil owned by Seller (together, the "Stock"), and Purchaser desires to acquire, or cause its designees to acquire all shares or quotas (as the case may be) of Hecla Brazil, K-T Mexico, Recursos, Duque and Mineracao Hecla owned by the Incidental Owners.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

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                                    ARTICLE 1
                                PURCHASE AND SALE

     1.1  Purchase of Stock.

               (a) On the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller shall sell and deliver to Purchaser, and Purchaser shall purchase from Seller, the Stock. Seller shall sell the Stock to Purchaser, free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other similar encumbrances (collectively, "Claims"). The purchase price for the Stock (the "Purchase Price") shall be Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000), plus or minus (as the case may be) the Purchase Price Adjustment.

               (b) On the Closing Date (as defined below), all Intercompany Accounts shall be paid in full or eliminated as set forth in Section 1.4 and Purchaser shall pay $62,500,000, either (i) less (the "Holdback") Four Hundred Thousand Dollars ($400,000) (the "Holdback Amount") if the Estimated Purchase Price Adjustment is zero, or (ii) as adjusted up or down (depending on whether the Estimated Purchase Price Adjustment is a positive or negative number) by the Estimated Purchase Price Adjustment, to Seller in exchange for the Stock. Each payment of any portion of the Purchase Price shall be made by wire transfer of immediately available funds to an account of Seller or to accounts designated by it at a bank or banks designated in writing by Seller which designation shall be made at least three (3) business days before the scheduled payment date. Seller shall prepare in cooperation with Purchaser and present to Purchaser by March 15, 2001 a good faith estimate of what the "Closing Date Working Capital" would be if the Closing Date were as of February 28, 2001 (the "February Working Capital"). The "Estimated Purchase Price Adjustment" as used herein means the February Working Capital minus Eleven Million One Hundred Fifty Nine Thousand Dollars ($11,159,000). If Seller and Purchaser cannot agree to the Estimated Closing Date Working Capital in writing on or before the third day prior to the Closing Date, the Estimated Purchase Price Adjustment shall be Zero Dollars ($0). If Seller and Purchaser agree to the February Working Capital, then there shall be no Holdback Amount.

     1.2   Closing.   The  closing  of  the transactions  contemplated  by  this
Agreement (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, at the offices of Bell, Boyd & Lloyd LLC, 70 West Madison Street, Chicago, Illinois on the third business day (or, in the event the waiting period applicable to



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the  transactions  contemplated under the HSR Act is  terminated  prior  to  its natural expiration, the fifth business day) following the first date on which all of the conditions in Articles 6 and 7 have been waived in writing or satisfied, or such other date as may be agreed upon by Seller and Purchaser in writing, subject, however, in each case to Article 12. The date on which the
Closing  occurs is hereinafter referred to as the "Closing Date."   The  parties
agree to use their commercially reasonable best efforts to cause the Closing Date to occur at the earliest practicable time.

     1.3 Execution and Delivery of Closing Documents. At the Closing, the parties shall execute and deliver each document, agreement and instrument required by this Agreement to be so executed and delivered as provided in
Article 8.

     1.4 Settlement of Intercompany Accounts and Transfer of Cash. Seller shall cause all amounts owing from time to time under the Intercompany Accounts (whether by or in favor of the Subsidiaries) to be settled prior to the Closing Date and all cash of the Subsidiaries remaining after such settlement shall be transferred to Seller. As used herein, the term "Intercompany Accounts" shall mean those accounts maintained by Seller and Seller's Affiliates, on the one hand, and the Subsidiaries, on the other hand, in accordance with their customary practices in the ordinary course of business, in which there are reflected or recorded the amounts owed by Seller or any of its Affiliates to any of the Subsidiaries, or by any of the Subsidiaries to Seller or any of its Affiliates, attributable to intercompany transactions (including, without limitation, charges for data processing, payroll and employee benefits services, corporate office overhead, legal and/or audit services, insurance, loans and advances  by  any  of the Subsidiaries to Seller or any of its  Affiliates,  and
loans and advances by Seller or any of its Affiliates to any of the Subsidiaries). Seller shall contribute to the capital of the appropriate Subsidiaries all net intercompany indebtedness owed by any of the Subsidiaries to Seller or any of its Affiliates and all cash, if any, held in accounts of the Subsidiaries after such contributions shall be transferred to the Seller as of the Closing Date. As used herein: (i) an "Affiliate" is any Person which controls another Person, which such other Person controls, or which is under common control with another Person (except that, for the purposes of this Agreement, the Subsidiaries shall not be deemed to be Affiliates of Seller);
(ii) "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise; and (iii) "Person" means an individual, any type of business entity (including a corporation, joint-stock company, partnership or limited liability company), any other type of legal entity (including a trust), or any governmental agency or instrumentality.

                                    ARTICLE 2
                          ADJUSTMENTS TO PURCHASE PRICE

     2.1  Balance Sheet.

               (a) As promptly as practicable after the Closing Date, Purchaser shall prepare and deliver to Seller a proposed combined balance sheet of the Subsidiaries as of the close of business on the Closing Date ("Proposed Balance Sheet"), in accordance with this Section 2.1. The Proposed Balance Sheet shall reflect the effects of the capital contributions required to be made pursuant to Section 1.4, shall not reflect refinancings or equity adjustments occurring on the Closing Date or Taxes to be paid by Seller under Section 10.2 and shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied by Purchaser in a manner consistent with the accounting principles and practices applied by Seller in the preparation of the Financial Statements, with such adjustments thereto, if any, as are expressly set forth in this paragraph (a). Seller shall be permitted to have a representative present and participating in Purchaser's preparation of the Proposed Balance Sheet. Notwithstanding, or without limitation, as the case may be, of the foregoing, the parties and Arbitrating Accountants, if applicable, shall use the following procedures or principles in the preparation and determination of the Proposed Balance Sheet and Final Balance Sheet: (i) reserves and accruals shall be determined as if the date of the Proposed Balance Sheet was the last day of the fiscal year, and shall include pro rata accruals for accrued salaries, wages, bonuses, vacation pay, utilities and like items; (ii) intercompany profit in inventory shall be disregarded;
     (iii) the settled Intercompany Accounts and cash of the Subsidiaries shall be excluded; (iv) to the extent any sums are required to be converted to United States Currency, the rate of exchange utilized by Seller in accordance with past practice (which is based upon exchange rates stated in The Wall Street Journal) shall be employed; (v) inventories shall be determined from Seller's physical count observed by Purchaser and taking place on the previous month-end inventory and adjusted by production and sales as of the day prior to the Closing Date, and valued at the lower of cost or net realizable value, with cost being determined using the average cost methods heretofore used by K-T Clay and K-T Feldspar; (vi) subjective judgments of Seller as of December 31, 2000 (e.g., as to reserves for bad debt or litigation) shall not be altered absent a material event or change in circumstance concerning the particular matter; and (vii) Southeastern's approximately $233,000 "pre-AFE" capitalized project development shall not be classified as a current asset. Inventories in stockpiles shall be determined from surveys of such stockpiles conducted through the process the Subsidiaries have used in the past. Seller shall make available to Purchaser the books, records, and personnel of the Subsidiaries (if not yet delivered to Purchaser) which Purchaser reasonably requires in order to prepare and deliver the Proposed Balance Sheet. Purchaser and Seller shall, throughout the entire period from the date of this Agreement to the date of the deliveries required by this
     Section 2.1, meet and discuss any and all financial and business matters relating to such process and the preparation of the Proposed Balance Sheet, and Purchaser shall make available its work papers for confidential inspection and review by Seller and Seller's accountants. Purchaser shall deliver the Proposed Balance Sheet within twenty (20) days after the Closing Date. The date of delivery of the Proposed Balance Sheet to Seller is referred to herein as the "Delivery Date."

               (b) Seller shall have twenty (20) days after the Delivery Date (the "Dispute Period") to dispute any of the elements of or amounts reflected on the Proposed Balance Sheet and affecting the calculation of the Purchase Price (a "Dispute"). Except as to any item on the Proposed Balance Sheet as to which Seller gives written notice of a Dispute within the Dispute Period to Purchaser (a "Dispute Notice"), the Proposed Balance Sheet shall be deemed to have been accepted and agreed to by Seller in the form in which it was delivered to Seller, and shall be final and binding upon the parties hereto. If Seller has a Dispute, Seller shall give Purchaser a Dispute Notice within the Dispute Period, setting forth in reasonable detail the elements and amounts with which it disagrees. Purchaser acknowledges and agrees that it has reviewed and is familiar with Seller's policies, methodologies and past practices regarding the accrual for reclamation obligations and that the Proposed Balance Sheet and Final Balance Sheet shall be prepared utilizing such methodology. Accordingly, Purchaser shall not assert, as a basis of any dispute with any elements of or amounts reflected on the Proposed Balance Sheet, the accrual for reclamation reflected on the Proposed Balance Sheet provided such amount was determined according to GAAP and consistently with Seller's accrual policies and past practices and no material change in circumstances at a particular reclamation site has occurred since the date of this Agreement. Within twenty (20) days after delivery of such Dispute Notice, the parties hereto shall attempt to resolve such Dispute and agree in writing upon the final content of the disputed Proposed Balance Sheet.

               (c) If Purchaser and Seller are unable to resolve any Dispute within the twenty (20) day period after Purchaser's receipt of a Dispute Notice, Seller and Purchaser shall promptly jointly engage the Chicago office of KPMG International (the "Arbitrating Accountant") as arbitrator, so long as KPMG International has not performed




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     accounting,  tax  or  auditing services from  such  office  for  Purchaser,
     Seller,  or any of their affiliates during the past three years.   If  KPMG
     International is unable or unwilling to serve as Arbitrating Accountant, the Arbitrating Accountant shall be a nationally recognized accounting firm selected promptly by agreement of Purchaser and Seller or, if they are unable to agree, by lot. The choice by lot shall be between two accounting firms which have not performed accounting, tax, or auditing services for the Purchaser, Seller, or any of their Affiliates during the past three years, one of which eligible firms shall be chosen by each Seller's and Purchaser's respective accountants, who shall jointly conduct such lottery.
     In   connection  with  the  resolution  of  any  Dispute,  the  Arbitrating
     Accountant shall have confidential access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The Arbitrating Accountant's function shall be to conform the Proposed Balance Sheet to the requirements of Section 2.1. The Arbitrating Accountant shall allow Purchaser and Seller to present their respective positions regarding the Dispute and shall thereafter as promptly as possible provide the parties hereto a written determination of the Dispute, such written determination shall be final and binding upon the parties
     hereto,  and  judgment  may  be  entered on  the  award.   The  Arbitrating
     Accountant shall promptly, and in any event within sixty (60) calendar days after the date of its appointment, render its decision on the question in
     writing   and   finalize  the  Proposed  Balance  Sheet.   The  Arbitrating
     Accountant may, at its discretion, conduct a conference concerning the Dispute, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no other hearings or any oral examinations, testimony,
     depositions,  discovery  or  other similar  proceedings.   The  Arbitrating
     Accountant shall determine the proportion of its fees and expenses to be paid by each of Seller and Purchaser, based on the degree to which the Arbitrating Accountant has accepted the positions of the respective parties.

               (d) After the Proposed Balance Sheet has been prepared and any related adjustments have been made and all Disputes resolved as provided herein, all adjustments, if any, so agreed to by the parties or required by the Arbitrating Accountant to be made with respect to the Proposed Balance Sheet shall be made. The Proposed Balance Sheet, as so revised by any such adjustments, is hereinafter referred to as the "Final Balance Sheet."

     2.2  Post-Closing Adjustments.

               (a) The "Purchase Price Adjustment" is defined as the Closing Date Working Capital minus Eleven Million

     One Hundred Fifty Nine Thousand Dollars ($11,159,000). The Holdback, if any, shall be terminated and Purchaser shall promptly pay Seller or Seller shall promptly pay Purchaser an amount such that Seller shall have received and Purchaser shall have paid (including through any Estimated Purchase Price Adjustment and allocation of any Holdback, as the case may be) the Purchase Price.

               (b) The term "Closing Date Working Capital" means an amount equal to (i) the total combined current assets of the Subsidiaries as shown on the Final Balance Sheet excluding cash, less (ii) the total combined current liabilities, current accrued expenses and current reserves of the Subsidiaries as shown on the Final Balance Sheet, excluding accrued defined benefit plan obligations.

               (c) Any payment or determination which is required to be made under Section 2.2(a) shall be made on the date which is three (3) business days after the Final Balance Sheet has become final, or on such other date or at such other time or place as Seller and Purchaser shall agree in writing (such date and time is hereinafter referred to as the "Post-Closing Payment Date"). All payments required to be made under this Section 2.2(b) on the Post-Closing Payment Date shall be made either through release to one party or allocated to both parties, as appropriate, of the Holdback Amount, if applicable, or by wire transfer of immediately available funds to an account of recipient at a bank designated in writing by the recipient at least three (3) business days before the Post-Closing Payment Date.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants that:

     3.1  Organization and Good Standing.

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions and perform the obligations (including post-closing obligations such as indemnification obligations arising hereunder) contemplated hereby.

     3.2  Authorization and Validity.

     The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies or public policy limitations (including as to the enforceability of indemnification provisions).

     3.3  No Conflict.

     Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (a) conflict with or result in a breach of any provisions of the charter or by-laws of Purchaser, (b) violate, conflict with or result in a breach of any material contract, agreement or other commitment or obligation to which Purchaser is a party or by which Purchaser is bound, (c) violate or conflict with any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law applicable to Purchaser, or (d) except for the filings, approvals, consents and authorizations required under the HSR Act, Exon-Florio and any applicable foreign anti-trust acts, require that Purchaser obtain any consent, approval or authorization of, or make any declaration, filing or registration with, any governmental or regulatory authority (other than those approvals, authorizations, declarations, filings or registrations which have been or will be obtained, waived (in writing) or made prior to the Closing).

     3.4  Purchase for Investment

     Purchaser is an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933 and the rules and regulations thereunder, as amended from time to time (the "Securities Act"). The Stock will be acquired by Purchaser for its own account for the purpose of investment and not with a view to distribution. As of the date hereof, Purchaser has not entered into any agreement or negotiations to transfer the Stock or the assets of the Subsidiaries to any non-affiliated party. Purchaser will refrain from transferring or otherwise disposing of any of the Stock or any interest therein in such a manner as to cause Seller to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

     3.5 Investigation by Purchaser. Purchaser has conducted its own independent review and analysis of the assets, business, properties, operations and financial condition of the Subsidiaries and acknowledges that Purchaser has been provided access to the properties, premises and books and records of the Subsidiaries for this purpose and has been offered an opportunity to discuss the foregoing with Seller and the Subsidiaries in connection with the representations made by Seller herein. Purchaser acknowledges that any estimates, forecasts, or projections furnished or made available to it concerning the Seller or the Subsidiaries or any of them (including, but not limited to, the contents of the confidential offering memorandum circulated by Warrior, a division of Standard Bank London Limited) on their properties, business, or assets have not been prepared in accordance with GAAP or standards applicable under the Securities Act, reflect numerous assumptions, and are subject to material risks and uncertainties. Purchaser acknowledges that actual results may vary, perhaps materially. Variances that may occur between the date hereof and the Closing Date may result in Purchaser's right to terminate this Agreement only as expressly provided herein. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis based upon the information so provided and the representations, warranties and covenants of Seller contained in this Agreement. Furthermore,
Purchaser:

               (a) acknowledges that, except for the express representations and warranties set forth in this Agreement (including the Schedules), neither Seller nor the Subsidiaries nor any of their respective Affiliates, officers, directors or employees has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or its agents or representatives in connection with the transactions contemplated by this Agreement;

               (b) understands that the Stock has not been registered under the Securities Act; and

               (c) agrees, to the fullest extent permitted by law, that except as otherwise set forth in this Agreement, none of Seller nor the Subsidiaries or any of their respective Affiliates, officers, directors or employees shall have any liability or responsibility whatsoever to
     Purchaser on the basis of any information provided or made available, or statements made, to Purchaser or its representatives or agents in connection with the transactions contemplated by this Agreement.

     3.6   Finder's  Fee.   Purchaser has not incurred any  obligation  for  any
finder's,   broker's  or  agent's  fee  in  connection  with  the   transactions
contemplated by this Agreement.

     3.7 Financing. Purchaser has cash resources and/or financing sources available to it reasonably sufficient to consummate the transactions contemplated by this Agreement. Purchaser is now, and at Closing will be, financially capable of performing all of its post-closing obligations hereunder, including the ability to fully perform its indemnification obligations. Purchaser is now, and at Closing will be, able to pay its debts as they become due.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants that:

     4.1 Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions and perform the obligations (including post-closing obligations such as indemnification obligations arising hereunder) contemplated hereby.

     4.2   Authorization and Validity.  The execution, delivery and  performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly authorized by Seller's board of directors, and approval of such transactions is not required by the stockholders of Seller or by any other third party in order to transfer the Stock (except third party consent from Standard Bank London Limited and other third parties referenced in
Schedule 6.6 or another Schedule attached hereto). This Agreement has been duly executed and delivered by a duly authorized officer of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally,
(ii) equitable considerations, or (iii) public policy limitations (including as to the enforceability of indemnification provisions).

     4.3 No Conflict. Except as disclosed in Schedule 4.3, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the charter or bylaws of Seller, (b) conflict with or result in a breach of any provision of the charter, bylaws or other organizational documents of any of the Subsidiaries, (c) violate, conflict with or result in a breach of any material contract, agreement or other commitment or obligation to which Seller is a party or by which Seller is bound, including any agreement which exists or existed between Seller and Zemex U.S. Corporation relating to or arising from that certain agreement dated as of November 17, 2000 (the "Zemex Agreement"), (d) violate or conflict with any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law or arbitration award applicable to Seller or any of the Subsidiaries, or
(e) require that Seller or any of the Subsidiaries obtain any consent, approval or authorization of, or make any declaration, filing or registration with, any governmental or regulatory authority (other than those approvals, authorizations, declarations, filings or registrations which have been or will be obtained or made prior to the Closing), except in cases of (c) and (d) for such violations, conflicts or breaches that individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect, and except in the case of (e) for such consents, approvals, authorizations, declarations, filings or registrations which have been or will be obtained or made prior to Closing, or, if not made or obtained, are not individually or in the aggregate, reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any event, change, or effect which is materially adverse to the financial condition, business as currently conducted, assets (including intangible assets), liabilities, or operations of the Subsidiaries taken as a whole; provided however that a "Material Adverse Effect" shall not be deemed to arise from the impact on the Subsidiaries of (i) effects arising from the consummation or proposed consummation of the transactions contemplated by this Agreement or resulting from actions arising from compliance by any party with the provisions of this Agreement or any judgment, decree, order, regulation or rule of any court or governmental authority entered or promulgated in connection with such transactions (other than as gives rise to a right of Purchaser to terminate pursuant to Section 12.1(e)) or (ii) any effect that arises out of or results from the past, present or future condition of the general economy or financial markets (including, without limitation, such factors affecting the economy in general as energy costs and availability, interest rates and credit availability, housing starts, medical and health insurance expenses, weather, and consumer confidence).

     4.4  Organization and Good Standing of Subsidiaries.

               (a)   K-T  Clay is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. K-T Clay is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which K-T Clay is qualified as a foreign corporation are listed on Schedule 4.4. Except as disclosed in Schedule 4.4, K-T Clay does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (b) K-T Feldspar is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with all requisite corporate power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. K-T Feldspar is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which K-T Feldspar is qualified as a foreign corporation are listed on Schedule 4.4. K-T Feldspar does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (c) Southeastern is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. Southeastern is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which Southeastern is qualified as a foreign corporation are listed on Schedule 4.4. Except as disclosed in Schedule 4.4, Southeastern does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. Southeastern has no business operations and no employees.

               (d)    Hecla   Brazil  is  a  sociedade  civil  por   quotas   de
     responsibilidade limitada duly organized, validly existing and in good standing under the laws of Brazil, with all requisite power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. Hecla Brazil is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which Hecla Brazil is qualified as a foreign civil limited liability quota company are listed on
     Schedule 4.4. Except as disclosed in Schedule 4.4, Hecla Brazil does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (e) K-T Mexico is a sociedad anonima de capital variable duly organized, validly existing and in good standing under the laws of Mexico, with all requisite corporate power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. K-T Mexico is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.4, K-T

     Mexico does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (f) Recursos is a sociedad anonima de capital variable duly organized, validly existing and in good standing under the laws of Mexico, with all requisite corporate power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. Recursos is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.4, Recursos does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (g) Duque is a sociedade comercial por quotas de responsibilidade limitada duly organized, validly existing and in good standing under the laws of Brazil, with all requisite power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. Duque is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which Duque is qualified as a foreign commercial limited liability quota company are listed on Schedule
     4.4. Except as disclosed in Schedule 4.4, Duque does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

               (h) Mineracao Hecla is a sociedade comercial por quotas de responsibilidade limitada duly organized, validly existing and in good standing under the laws of Brazil, with all requisite power and authority to carry on the business in which it is engaged and to own and lease the properties it owns and leases. Mineracao Hecla is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which Mineracao Hecla is qualified as a foreign commercial limited liability quota company are listed on Schedule 4.4. Except as disclosed in Schedule 4.4, Mineracao Hecla does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

     4.5  Capitalization.

               (a) The authorized capital stock of K-T Clay consists of 150,000 shares of common stock, no par value, of which 147,641 shares are issued and outstanding. All of the issued and outstanding shares of the common stock of K-T Clay have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the common stock of K-T Clay are held in K-T Clay's treasury or have been issued or disposed of in violation of the rights of K-T Clay's current or former shareholders.

               (b) The authorized capital stock of K-T Feldspar consists of 300,000 shares of common stock, no par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of the common stock have been duly authorized and validly issued and are fully paid and nonassessable, and no shares of the common stock are held in K-T Feldspar's treasury or have been issued or disposed of in violation of the rights of K-T Feldspar's current or former shareholders.

               (c) The authorized capital stock of Southeastern consists of 1,000 shares of common stock, $1.00 par value, of which 1000 shares are issued and outstanding. All of the issued and outstanding shares of the common stock have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the common stock are held in Southeastern's treasury or have been issued or disposed of in violation of the rights of Southeastern's current or former stockholders.

               (d) The authorized capital stock of Hecla Brazil consists of 1,926,865 quotas, R$1 par value, all of which have been issued and are outstanding. All of the issued and outstanding quotas of Hecla Brazil have been duly authorized and validly issued and are fully paid and nonassessable. No quotas have been issued or disposed of in violation of any rights of Hecla Brazil's current or former quotaholders.

               (e) The authorized capital stock of K-T Mexico consists of 17,000 shares of Series A stock, having a value of fifty-one thousand nuevo pesos (N$51,000), and 9,605,787 shares of Series B stock, having a value of twenty eight million eight hundred seventeen thousand three hundred sixty-one nuevo pesos (N$28,817,361). All of the authorized shares of stock of each class of K-T Mexico have been issued and are outstanding. All of the issued and outstanding shares of the stock of K-T Mexico have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the stock of K-T Mexico have been issued or disposed of in violation of any rights of K-T Mexico's current or former shareholders.

               (f) The authorized capital stock of Recursos consists of 1,000 shares of Series A stock, having a value of ten thousand nuevo pesos (N$10,000), all of which shares have been issued and are outstanding. All of the issued and outstanding shares of the stock of Recursos have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the stock of Recursos have been issued or disposed of in violation of any rights of Recursos' current or former shareholders.

               (g) The authorized capital stock of Duque consists of 1,000 quotas, R$1 par value, all of which have been issued and are outstanding. All of the issued and outstanding quotas of Duque have been duly authorized and validly issued and are fully paid and nonassessable. No quotas of Duque have been issued or disposed of in violation of any rights of Duque's current or former quotaholders.

               (h) The authorized capital stock of Mineracao Hecla consists of 2,100 quotas, R$1 par value, all of which are issued and outstanding. All of the issued and outstanding quotas of Mineracao Hecla have been duly authorized and validly issued and are fully paid and nonassessable. No quotas of Mineracao Hecla have been issued or disposed of in violation of any rights of Mineracao Hecla's current or former quotaholders.

               (i) Except as disclosed in Schedule 4.5, Seller is the lawful record and beneficial owner of all of the shares of Stock, and except as disclosed in Schedule 4.5, the Stock is free and clear of all Claims.

               (j) Except as disclosed in Schedule 4.5, K-T Clay is the lawful record and beneficial owner of all of the outstanding shares of capital stock of K-T Mexico, and except as disclosed in Schedule 4.5, such shares are free and clear of all Claims.

               (k) Except as disclosed in Schedule 4.5, K-T Mexico is the lawful record and beneficial owner of all of the outstanding shares of capital stock of Recursos, and except as disclosed in Schedule 4.5, such shares are free and clear of all Claims.

               (l) Except as disclosed in Schedule 4.5, Hecla Brazil is the lawful record and beneficial owner of all of the outstanding quotas of Duque, and except as disclosed in Schedule 4.5, such quotas are free and clear of all Claims.

               (m) Except as disclosed in Schedule 4.5, Hecla Brazil is the lawful record and beneficial owner of all of the outstanding quotas of Mineracao Hecla, and except as disclosed in Schedule 4.5, such quotas are free and clear of all Claims.

               (n) Each of Seller and each of the Subsidiaries has the sole right to vote or direct the voting of the shares or quotas (as the case may
     be) of Stock owned by it, at its discretion, on any matter submitted to a vote of the stockholders of K-T Clay and quotaholders of Hecla Brazil. K-T Clay has the sole right to vote or direct the voting of the shares of capital stock of K-T Mexico owned by it, at its discretion, on any matter submitted to a vote of K-T Mexico's stockholders. K-T Mexico has the sole right to vote or direct the voting of the shares of Recursos owned by it, at its discretion, on any matter submitted to a vote of Recursos' stockholders. Hecla Brazil has the sole right to vote or direct the voting of the quotas of Duque and Mineracao Hecla owned by it, in each case at its discretion, on any matter submitted to a vote of such entities' respective quotaholders. There are no voting trusts, voting agreements, proxies, shareholder agreements or other arrangements relating to the Stock or the capital stock or quotas of any of the Subsidiaries. No dividends, mandatory or otherwise, are, or on the Closing Date will be, outstanding or due on any of the Stock.

               (o) The delivery at the Closing of the certificates representing the shares of Stock, duly endorsed or accompanied by duly executed stock powers, will transfer to Purchaser good and indefeasible title to such Stock, free and clear of all Claims. The delivery at the Closing of the shares or quotas (as the case may be) of Hecla Brazil, K-T Mexico, Recursos, Duque and Mineracao Hecla, owned at the date hereof by the Incidental Owners, duly endorsed for transfer in accordance with the laws of Mexico or Brazil (as the case may be), will transfer to Purchaser or the third party designated by Purchaser in accordance with Section 8.3(g) good and indefeasible title to such shares or quotas (as the case may be), free and clear of all Claims.

               (p) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating any the Subsidiaries or any other Person to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of or securities convertible into or exchangeable for, capital stock or quotas of any of the Subsidiaries. No dividends are due or outstanding by any Subsidiary.

     4.6 Corporate and Other Records. The copies of the Articles or Certificates of Incorporation, the Bylaws and other corporate organizational documents, including, all amendments thereto, of each of the Subsidiaries that have been delivered to Purchaser are true, correct and complete copies. To the knowledge of the Seller, the minutes and other corporate record books of the Subsidiaries, copies of which have been delivered or made available to Purchaser, contain materially accurate minutes of all meetings of and accurate consents to all actions taken without meetings by the board of directors or governing body (and any committees thereof) and stockholders or quotaholders, as the case may be, of each of the Subsidiaries since December 31, 1990. Seller has provided to Purchaser due diligence information as reasonably requested by Purchaser prior to the execution hereof regarding Seller and the Subsidiaries with reasonable care and in good faith and such information is accurate in all material respects.

     4.7  Financial Statements.

               (a) The Seller has attached as Schedule 4.7(a) the combined balance sheets of the Subsidiaries as of December 31, 2000 (the "Balance Sheet"), December 31, 1999 and December 31, 1998, and the combined statements of income, retained earnings and cash flows of the Subsidiaries for the years ended December 31, 2000, December 31, 1999 and December 31, 1998, together with separate unaudited balance sheets of each of K-T Feldspar and Southeastern as of December 31, 2000, and separate statements of income, retained earnings and cash flows of K-T Feldspar and
     Southeastern for the year ended December 31, 2000 (such financial statements are hereinafter referred to collectively as the "Financial Statements"). The Seller has attached as Schedule 4.7(b) hereto the audited combined balance sheets of all of the Subsidiaries except K-T Feldspar and Southeastern (the "Audited Subsidiaries") as of December 31, 2000 and the combined statements of income, retained earnings and cash flows of the Audited Subsidiaries for the year ended December 31, 2000 (such financial statements along with the financial statements delivered to Purchaser pursuant to Section 5.6 are hereinafter referred to collectively as the "Audited Financial Statements"). The Audited Financial Statements have been or will be at Closing subjected to audit and/or review procedures in connection with the audit of Seller's consolidated financial statements by PricewaterhouseCoopers LLP ("PWC"), certified public accountants, and have been or will be at Closing prepared in accordance with GAAP, consistently applied (except for the absence of notes and federal tax accruals). The Financial Statements present fairly the combined financial position of the Subsidiaries as of December 31, 2000, December 31, 1999 and December 31, 1998 and the combined results of operations and cash flows of the Subsidiaries for the years then ended.

               (b) The Subsidiaries' respective books, accounts and records are, and have been, maintained in their usual, regular and ordinary manner, in accordance with generally accepted accounting practices, and all transactions to which any of the Subsidiaries is or has been a party are fairly reflected therein.

               (c) Seller has furnished to Purchaser complete and correct copies of such portions as relate to the Subsidiaries of all attorneys' responses to audit inquiry letters and all management letters from Seller's independent certified public accountants for the fiscal year 2000 of Seller.

     4.8 Absence of Undisclosed Liabilities. None of the Subsidiaries has any material obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), which would be required by GAAP as consistently applied to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities") except for:
               (a) Liabilities provided for or reserved against in the Balance Sheet;

               (b) Liabilities which have been incurred by the Subsidiaries subsequent to December 31, 2000 in the ordinary course of the Subsidiaries' respective businesses and consistent with past practice;

               (c) Liabilities under the executory portion of any Contract by which any of the Subsidiaries is bound and which was entered into in the ordinary course of the Subsidiaries' respective businesses and consistent with past practice;

               (d) Liabilities under the executory portion of Permits and Environmental Permits issued to, or entered into by, the Subsidiaries in the ordinary course of business; and

               (e) Liabilities arising in respect of federal income taxes not accrued at the U.S. Subsidiaries as a result of such Subsidiary's inclusion in Seller's consolidated federal income tax returns.

     Except for reclamation bonds and indemnification obligations set forth in contracts or leases incurred in the ordinary course of business, no Subsidiary is directly or indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds with respect to, or obligated to guarantee or assume, any Liability for any Person other than another Subsidiary. The Subsidiaries have no Indebtedness. For the purposes of this Agreement, "Indebtedness" shall mean, for any Person, (a) all indebtedness or other obligations of such Person for borrowed money and (b) all obligations under leases that are recorded as capital leases in respect of which such Person is liable as lessee.

     4.9 Absence of Certain Changes. Since December 31, 2000, except as set forth in Schedule 4.9 and except as permitted under Section 5.3:

               (a) There has not been, nor to the knowledge of Seller has any of the Subsidiaries been threatened with, any adverse change in the assets, liabilities, business as currently conducted, properties, operations, or financial condition of the Subsidiaries, which has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

               (b) None of the Subsidiaries has suffered any casualty loss or substantial interruption in use (whether or not covered by insurance) on account of fire, flood, riot, strike or other hazard or act of God, other than customary or recurring interruptions in use typically associated with seasonality and weather conditions;

               (c) No material liability or material obligation of any nature (whether absolute, accrued, contingent or otherwise) of any of the Subsidiaries (considered as a whole) has been incurred except in the ordinary course of business, consistent with past practice, and the Subsidiaries have not increased, or experienced any significant change in assumptions underlying or methods of calculating, any bad debt, contingency or other reserve;

               (d) No liability or obligation (whether absolute, accrued, contingent or otherwise) of any of the Subsidiaries which is material to the Subsidiaries taken as a whole has been paid, discharged or satisfied other than by payment, discharge or satisfaction in the ordinary course of business;

               (e) Except in the ordinary course of business, consistent with past practice, none of the Subsidiaries has permitted or allowed any of such assets or properties to be subjected to any Claims, except Permitted Liens ;

               (f) None of the Subsidiaries has canceled or waived any Claims or rights of value or sold, transferred, distributed or otherwise disposed of any assets or properties (real, personal or mixed, tangible or intangible) except, in each case, in the ordinary course of business, consistent with past practice;

                (g) None of the Subsidiaries has disposed of or permitted to lapse any rights to the use of any Intellectual Property (as defined in Section 4.14), or disposed of or disclosed to any Person not bound to maintain its confidentiality any trade secret, formula, process or knowhow not theretofore a matter of public knowledge;

                (h) Except as granted in the ordinary course of business consistent with past practice or as required under collective bargaining agreements, none of the Subsidiaries has granted or incurred any obligation for any increase in the compensation of officers, directors or employees, whether now or hereafter payable, including any such increase pursuant to any option, bonus, stock purchase, pension, profit sharing, deferred compensation, retirement payment or other plan, arrangement, contract or commitment, and none of the Subsidiaries has employed any additional executive or management personnel having an annual salary (in each case) in excess of $50,000, or terminated any such personnel having an annual salary (in each case) in excess of $50,000;

                (i) None of the Subsidiaries has made any change in any method of accounting or accounting practice, principle or policy, whether or not required by GAAP;

                (j) None of the Subsidiaries has written off any asset as unusable, uncollectible or obsolete or for any other reason, or written up the value of any asset, or determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, which asset is material to the Subsidiaries taken as a whole;

                (k) None of the Subsidiaries has made or suffered any material change in the conduct or nature of any aspect of the businesses of the Subsidiaries (considered as a whole), other than changes made in the ordinary course of business and changes which did not have a Material Adverse Effect;

                (l)   None of the Subsidiaries has made (or committed  to  make)
     capital expenditures in an amount which exceeds $100,000 for any item or $350,000 in the aggregate (for all capital expenditures of the Subsidiaries, taken as a whole);

                (m) None of the Subsidiaries has paid (or delayed payment of) payables, collected (or delayed collection of) receivables or waived any rights, which rights are material to the Subsidiaries taken as a whole, in each case other than in the ordinary course of business consistent with past practice;

                (n) None of the Subsidiaries has borrowed any money, or issued any bonds, debentures, notes or other corporate securities, including without limitation, those evidencing borrowed money;

                (o) None of the Subsidiaries has paid (or been paid by) any Related Party, or charged (or been charged by) any Related Party, for (A) goods sold or services rendered by or to any of the Subsidiaries, or (B) corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses on a basis which is either materially more or materially less favorable to the Subsidiaries taken as a whole than the basis which would be employed by a party which is not a Related Party;

               (p) None of the Subsidiaries has paid or incurred any management or consulting fees, or engaged any consultants, other than in the ordinary course of business consistent with past practice;

                (q) None of the Subsidiaries has issued or sold any securities of any class or amended any provision of its Certificates or Articles of Incorporation, Bylaws or other organizational documents;

                (r) Except as required pursuant to Section 1.4, none of the Subsidiaries has paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class;

                (s) None of the Subsidiaries has experienced an adverse change in the aggregate amount of trade receivables of the Subsidiaries or the aging thereof which is material to the Subsidiaries taken as a whole, or a change in the level of the Inventory which is material to the Subsidiaries taken as a whole;

                (t) None of the Subsidiaries has entered into any transaction not enumerated above other than in the usual and ordinary course of business in accordance with past practices; and

                (u) None of the Subsidiaries has agreed, whether in writing or not, to do any of the foregoing.

     4.10 Material Contracts. Except as set forth on Schedule 4.32, Schedule 4.10, Schedule 4.14, Schedule 4.17 or Schedule 4.18, none of the Subsidiaries is a party to or bound by any currently effective:

                (a) commitment, obligation, agreement or contract with respect to any sales agent, broker or distributor not cancelable without penalty upon notice of 60 days or less pursuant to which any Subsidiary must pay commissions or other compensation in connection with the sale of such Subsidiary's respective products;

               (b) employment contract (or any other form of contract) with any officer, consultant, director or employee with a term exceeding one year or requiring any of the Subsidiaries to pay severance pay, deferred compensation, retention bonuses or so-called "sale bonuses";

                (c) plan, arrangement or contract providing for options, bonuses, stock purchases, deferred compensation, stock appreciation rights, medical or dental benefits, or similar arrangements;

                 (d) restrictive covenants or agreements with any former employees, officers, consultants, directors or stockholders of any of the Subsidiaries;

                (e) joint venture or other commitment, obligation, agreement or contract involving the sharing of profits, information or technology or any contract or agreement restricting any of the Subsidiaries or any Subsidiary's employees or otherwise limiting their freedom to compete in any line of business or with any Person or from otherwise carrying on its business;

               (f) outstanding guaranty, subordination or other similar type of commitment, obligation, agreement or contract, whether or not entered into in the ordinary course of business;

               (g) outstanding power of attorney empowering any person, company or other organization to act on behalf of the Subsidiary (other than powers of attorney in the ordinary course of business in Mexico and Brazil to perform ministerial and non-material acts);

                (h) management, consulting or employment contract or collective bargaining agreement or other labor union agreement;

                (i) agreement or order for the purchase of Inventory, Equipment or other materials having a price under any such agreement or order in excess of $25,000;

               (j) agreement restricting in any manner any of the Subsidiaries' right to sell to or purchase from any other Person, the right of any other Person to compete with such Subsidiary, or the ability of such Person to employ any of the Subsidiaries' respective employees;

                (k) agreement between any Subsidiary, on the one hand, and Seller or any of its Affiliates, or any other Related Parties, on the other hand;

                (l) agreement for the advertisement, display, or promotion of any of the Subsidiaries' respective products or services in excess of $25,000 which cannot be canceled by the applicable Subsidiary without payment or penalty upon notice of sixty (60) days or less;

                (m) service, supply, equipment rental, or security agreement affecting any of the Subsidiaries' respective assets where the annual service charge is in excess of $25,000 and has an unexpired term as of the Closing Date in excess of sixty (60) days;

                (n) agreement or order for the sale of goods or the performance of services sold or performed by the applicable Subsidiary which can not be performed within the time limits or on the other terms therein provided or, when actually performed, would result in an obligation (contractual or otherwise) to pay damages or penalties;

                 (o)   performance,  bid  or  completion  bond,  or  surety   or
     indemnification agreement;

               (p)  requirements contract;

                (q) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit;

                (r) contract with any railroad or other transportation company which provides for the expenditure of more than $25,000 annually;

               (s) agreement for the purchase, sale or removal (as the case may be) of electricity, gas, water, telephone, coal, sewage, or other utility service in excess of $50,000 annually;

               (t)  material governmental order or directive;

                (u) agreement for the treatment or disposal of Hazardous Substances;

                (v) agreement or arrangement not specifically enumerated above concerning or which provides for the receipt or expenditure of more than $50,000, except agreements for the purchase or sale of goods or rendering of services entered into by the Subsidiaries in the ordinary course of business; or

                (w) any other commitments, obligations, contracts or agreements in excess of $10,000 individually or $50,000 in the aggregate not made in the ordinary course of business.

     All  of  the  foregoing contracts, leases, agreements and other instruments referred to in this Section 4.10, and all of the other contracts, leases, agreements and other instruments referred to in this Agreement (including, without limitation, the Personal Property Leases, the Real Property Leases, the Mineral Leases and the Intellectual Property Licenses), are referred to collectively as the "Contracts". Except as set forth in any Schedule hereto:
(i) all of the Contracts are in full force and effect and are valid and enforceable against the Subsidiaries parties thereto and, to the Seller's knowledge, the other parties thereto, in accordance with their terms, except as may be limited by (A) applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (B) equitable considerations, or (C) public policy limitations (including as to the enforceability of indemnification provisions); (ii) the applicable Subsidiary is in material compliance with all terms and requirements of each Contract and, to the Seller's knowledge, each other Person that is a party to a Contract is in material compliance with the terms and requirements of such Contract; (iii) to
Seller's knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably expected to contravene, conflict with or result in a material violation or breach of, or give any Subsidiary or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Contract; (iv) there are no renegotiations or, to Seller's knowledge, attempts to renegotiate or outstanding rights to negotiate any material amount to be paid or payable to or by any Subsidiary under any Contract other than in the ordinary course of business and, to Seller's knowledge, no Person has made a written demand for such renegotiation; and (v) none of the Subsidiaries has released or waived any of its material rights under any Contract, except, with respect to the matters enumerated in clauses (i)-(v), both inclusive, as is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 4.10, none of the Subsidiaries is a party to, or bound by, any unexpired, undischarged or unsatisfied Contract, under the terms of which the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will require a consent, approval, or notice or will result in a breach, lapse, cancellation, right to terminate, default or acceleration of any right or obligation or result in a Claim on any of the assets of the Subsidiaries, except for breaches, lapses, cancellations, terminations, defaults, accelerations and Claims which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

     4.11 Leases and Concessions.

                (a)   Schedule 4.11(a) is a complete and accurate  list  of  all material leases (excluding Mineral Leases) and other agreements under which any Subsidiary is a lessee of or holds or operates any property, real or personal, owned by any other Person. The Subsidiary identified in Schedule 4.11(a) is the owner of the leasehold estates or other rights and interests purported to be granted by such leases and agreements, in each case free and clear of any Claims, except as set forth in Schedule 4.11(a) and except for Permitted Liens. The leases of personal property under which any Subsidiary is the lessee are referred to herein as the "Personal Property Leases." The leases of real property (other than Mineral Leases) under which a Subsidiary is the lessee are referred to herein as the "Real Property Leases," and the real property leased thereunder is referred to herein as the "Leased Premises."

                (b) Schedule 4.11(b) is a complete and accurate list of all leases, subleases, assignments of leases, licenses, mineral concessions and other agreements granting to any Subsidiary the right of, and for which the Subsidiary is currently actively engaged in, mining, extracting and removing kaolin or ball clay, feldspar or other economically mineable minerals or for which the Subsidiaries currently operate a manufacturing or processing plant. Such leases, subleases, assignments of leases, mineral concessions and other agreements are referred to herein collectively as the "Mineral Leases," and the real property subject thereto is referred to herein as the "Leased Mining Properties." Each Subsidiary identified in
     Schedule 4.11(b) is the owner of the leasehold estate or other rights and interests purported to be granted by the Mineral Leases, in each case free and clear of any Claims, except as set forth in such Mineral Leases or in
     Schedule 4.11(b), and except for Permitted Liens. The copies of the Mineral Leases made available to Purchaser during the investigation described in Section 3.5 are true, correct and complete copies of the same as in effect on the date of this Agreement.

                (c) Except as set forth on Schedule 4.11(c)(i), (i) all royalties and all rent currently due and payable under the Mineral Leases have been paid in full and (ii) the term of all Mineral Leases whose original terms have heretofore expired has been renewed or extended in accordance with the terms of such Mineral Leases.

     4.12 Real Estate; Encumbrances.

                (a) Schedule 4.12(a) is a complete and accurate list of real property owned by each Subsidiary, by name of tract, date of conveyance to such Subsidiary, and area (in approximate square feet/meters or number of acres). Such real property is referred to herein as the "Real Estate". The copies of the deeds to the Real Estate made available to Purchaser during the investigation described in Section 3.5 are true and correct copies of all instruments conveying to the applicable Subsidiary all Real Estate owned by such Subsidiary. Except as set forth on Schedule 4.12(a), such Subsidiary has good and marketable fee simple title (or its equivalent, if any, under the laws of jurisdictions other than the United States in which any of the Real Estate is located) to the surface estate and the mineral estate of the Real Estate, subject to no Claims other than Permitted Liens.

                (b) Schedule 4.12(b) identifies the parcels of Real Estate or Leased Mining Properties on which any of the Subsidiaries currently operate a manufacturing or processing plant (collectively the "Plant Properties", such plants being referred to herein as the "Plants"), and the parcels of Real Estate which any of the Subsidiaries currently use for the purpose of mining, extracting and removing kaolin, ball clay, feldspar or other economically mineable minerals (the "Owned Mining Properties"). The term "Plant Properties" is not intended to include and does not include locations (such as Aiken or Whitlock) used for storage or sporadic or occasional processing on other than a currently active and continuous basis. Schedule 4.12(b) also identifies the Leased Mining Properties which any of the Subsidiaries currently use for the purpose of mining, extracting and removing ball clay, kaolin, feldspar or other economically mineable minerals. The Owned Mining Properties and the Leased Mining Properties are referred to herein collectively as the "Mining Properties".

                (c)   Except  as  set forth on Schedule 4.9,  Schedule  4.11(a),
     Schedule  4.11(b), Schedule 4.12(a), or Schedule 4.12(b), the Real  Estate:
     (i) constitutes substantially all real property and improvements owned by the Subsidiaries and used in the conduct of their respective businesses;
     (ii) to the Seller's knowledge, is not in possession of any adverse possessors; and (iii) is not subject to any leases or tenancies of any kind. As to each of the Plant Properties, to Seller's knowledge, (i) no Plant Property is used in a manner which violates any applicable zoning ordinances or other laws or regulations; and (ii) the Plant Properties are served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal current operations of the business of the Subsidiaries; and (iii) the Plant Properties require no work or improvements in excess of $150,000 in the aggregate to bring them into compliance in all material respects with any applicable law or regulation, and are in operating condition and functional repair sufficient for the Subsidiaries to conduct their business as currently conducted.

                (d) To the Seller's knowledge, none of the utility companies serving any of the Plant Properties has overtly threatened any of the Subsidiaries in writing with any reduction in service since December 31, 1999.

               (e) The Plant Properties have access to railroad main lines over side tracks. Neither Seller nor any Subsidiary has received written notice, and Seller has no knowledge that any of the Subsidiaries is in violation of any railroad side track agreements pertaining to such side tracks, all of which are, to Seller's knowledge, in full force in effect and none of the Subsidiaries is in default thereunder.

                (f) Other than by another Subsidiary, none of the Plant Properties or Mining Properties are operated as joint mines or facilities with any Person. Neither Seller nor any of its Affiliates own or operate any facility or property which is necessary to the operation or business of any of the Subsidiaries.

                (g) There are no challenges or appeals pending regarding the amount of the real estate Taxes on, or the assessed valuation of, any of the Real Estate or to Seller's knowledge, the Leased Premises and Leased Mining Properties, and no special arrangements or agreements exist with any governmental authority with respect to the Real Estate or, to Seller's knowledge, the Leased Premises (the representations and warranties contained in this paragraph (g) shall not be deemed to be breached by any prospective general increase in real estate Tax rates or assessments).

                (h) To Seller's knowledge, there is no pending or threatened condemnation or other eminent domain proceedings with respect to any portion of the Real Estate, the Leased Premises, or the Leased Mining Properties.

               (i) To Seller's knowledge, there is no pending or threatened Tax assessment (in addition to the normal, annual general real estate Tax assessment) with respect to any portion of the Real Estate or, to the extent Seller is liable for payment therefor, the Leased Premises or the Leased Mining Properties.

                (j)   To Seller's knowledge: (i) none of the Real Estate, Leased
     Premises or Leased Mining Properties (collectively, the "Properties") has ever been used as a sanctioned modern cemetery; (ii) none of the Properties has been identified by any authoritative governmental entity of applicable jurisdiction as having significant archeological artifacts or historical buildings or structures; and (iii) there is no unique habitat or significant concentration of threatened or endangered species of (A) animal, under federal or state law (or regulations or interpretations thereof) on any of the Properties, or (B) plant under federal or state law (or regulations or interpretations thereof) on any of the Properties. Except as set forth in Schedule 4.13, to Seller's knowledge, no Person residing within one mile of any of the Properties has, within the past year, complained in writing to any of the Subsidiaries or to any governmental authority about the alleged conduct of the operations of the Subsidiaries thereat.

                (k)  The Mining Properties have access to public roads which  is
     sufficient  to  permit  mining  activities  to  take  place  as   currently
     conducted.

                (l) Except for the Properties, neither Seller nor any of its Affiliates owns or leases any real property in the geographic areas in which the Subsidiaries currently operate which, to Seller's knowledge, contains non-incidental reserves of ball clay, kaolin or feldspar which are feasible to commercially mine.

                (m)   Other  than  as  disclosed on Schedule  4.9,  all  capital improvements and expansions which have been planned
     to be made to the Plant owned by K-T Mexico have been made, and such Plant, as so improved, is operating in accordance with the specifications therefor. Other than as disclosed on Schedule 4.9, all such improvements and expansions have been paid for in full prior to the date hereof, and all warranties of contractors and subcontractors who were engaged in connection with the construction of such improvements and expansions and which are in favor of K-T Mexico are in full force and effect. K-T Mexico is in possession of "as built" plans and specifications for such Plant, as so improved.

               (n) The agreements listed on Schedule 4.12(n) are the only agreements providing for any royalty or other fee or amount payable for any period after the Closing Date on the production or severance of kaolin, ball clay, feldspar or other minerals mined from any of the Owned Mining Properties.

     4.13 Environmental.

     Except as listed in Schedule 4.13:

                (a) The Subsidiaries are in material compliance with applicable Environmental Laws (including as a result of so called "grandfather provisions" specified therein) and Environmental Permits, and are in material compliance with applicable Health and Safety Laws, except in each case to the extent such failure is not reasonably expected to have a Material Adverse Effect.

                (b) The Subsidiaries possess all material Environmental Permits which are required for the operation of their respective businesses as now being conducted, including the possession of such Environmental Permits permitted as a result of so called "grandfather provisions" specified therein, except to the extent such failure is not reasonably expected to have a Material Adverse Effect.

                 (c) None of the Subsidiaries has received any written communication alleging that any Subsidiary currently is not or was not since January 1, 1995, in compliance with applicable Environmental Laws or Environmental Permits

                (d) There is no Environmental Claim pending or, to Seller's knowledge, threatened, against any of the Subsidiaries.

                 (e) None of the Subsidiaries has received any written communication alleging that any of the Properties is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state or foreign list.

                (f) None of the Subsidiaries has received any written notice from any Person with respect to any Off-Site Facility, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local law.

               (g) There are currently no Hazardous Substances used, generated, treated, stored, transported, disposed of, or handled by the Subsidiaries at any of the Properties except in material compliance with applicable Environmental Laws or Environmental Permits. Furthermore, there have not been any Hazardous Substances historically used, generated, treated, stored, transported, disposed of, or handled by the Subsidiaries in violation of Environmental Laws in effect at the time such use, generation, treatment, storage, transportation, disposal or handling occurred. To Seller's knowledge there are no Hazardous Substances existing on, under or about any of the Properties in violation of, or prohibited by, any Environmental Laws.

                (h)   There  are  no underground storage tanks  located  on  the
     Properties. All underground storage tanks previously located at the Properties and not present thereat as of the date hereof were removed in accordance with all Environmental Laws in effect at the time of such removal.

               (i)  For the purposes of this Agreement:

                      (1) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, Claims, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from:
     (A) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned by any of the Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Substances.

                     (2)   "Environmental Laws" shall mean all  federal,  state,
     local or foreign statutes, laws, rules, ordinances, codes, rule of common law, regulations, judgments and orders (including any so-called "grandfather provisions" specified therein) relating to protection of human health or the environment (including ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata and applicable mine reclamation), including laws and regulations relating to Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (except as otherwise specifically provided in Sections 4.13(g) and 4.13(h) herein).

                     (3) "Environmental Permits" shall mean all environmental, health, safety and applicable mining permits, licenses, registrations, and governmental approvals and authorizations, whether issued or granted by a U.S. or foreign national, state, local or municipal governmental authority.

                    (4)  "Facility" means any facility as defined in CERCLA.

                     (5) "Hazardous Substances" shall mean: (A) any petroleum, petroleum products, radioactive materials, urea formaldehyde foam insulation, asbestos (whether friable or not), transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or other words of similar import, under any Environmental Law.

                     (6) "Health and Safety Laws" means any federal, state, foreign or local law, statute, ordinance, regulation or rule of common law primarily pertaining to the worker safety or workplace conditions (including, without limitation, the Occupational Safety and Health Act).

                    (7) "Off-site Facility" shall mean any Facility (as defined in CERCLA) which is not presently owned, leased or occupied by any of the Subsidiaries.

                     (8) "Release" shall mean any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring, or migration into the atmosphere, soil, surface water, groundwater or property.

     4.14 Patents, Trademarks and Trade Names.

                (a) Schedule 4.14 contains a true and correct list of the Intellectual Property used or contemplated for use by any Subsidiary in the conduct of the Business, including an indication whether the Intellectual Property is owned or licensed. Except as provided in Schedule 4.14, each Subsidiary owns, or has the sole and exclusive right to use, all Intellectual Property used in or necessary for the conduct of its business substantially as it is now conducted, and the consummation of the transactions contemplated hereby will not alter or impair the use of any such rights by the Subsidiaries in any respect. No claim is pending and, to the knowledge of the Seller, no infringement claim or any other claims have been asserted during the past five years, or, to the knowledge of Seller, is threatened by any Person against any Subsidiary or the use by any of the Subsidiaries of, or challenging or questioning the validity, enforceability or effectiveness of, any Intellectual Property used by any of the Subsidiaries, or any Intellectual Property Licenses related thereto, and the Seller does not know of any valid basis for any such claim. To the knowledge of the Seller, the use of such Intellectual Property by each of the Subsidiaries is not in violation of and does not infringe any patent, trademark, trade name, copyright, technology, knowhow or process or other proprietary or trade rights of any third party. No use by any Subsidiary of any Intellectual Property licensed to it violates the terms of any Intellectual Property License. Except as set forth on Schedule 4.14, no Subsidiary manufactures products which are the subject of any Intellectual Property owned by or licensed from third parties. No royalties or fees are payable by any Subsidiary to anyone for use of the Intellectual Property which would result in an annual payment by any Subsidiary to anyone in excess of $5,000.

               (b) Schedule 4.14 sets forth a complete and accurate list of all U.S. and foreign copyright registrations, copyright applications, patents and patent applications, trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks included within the Intellectual Property.

                (c) Except with respect to unregistered trademarks and service marks, each owner listed on Schedule 4.14 is listed in the records of the appropriate governmental entity as the sole owner of record of the Intellectual Property.

                 (d) Schedule 4.14 lists all Software which is owned ("Proprietary Software") or licensed, leased or otherwise used by any of the Subsidiaries (other than "off-the-shelf" Software), and identifies which Software is owned, licensed, leased or otherwise used, as the case may be.

               (e) Schedule 4.14 sets forth a complete and accurate list of all agreements (other than agreements with respect to "off-the-shelf" Software) between any of the Subsidiaries, on the one hand, and any Person, on the other hand, granting any right to use or practice any rights under any of the Intellectual Property owned either by any of the Subsidiaries or by any other Person (collectively, "Intellectual Property Licenses").

                (f) None of the Subsidiaries has received notice of any claims, and, to Seller's knowledge, there are no pending claims, of any Persons relating to the scope, ownership or use of any of the Intellectual Property.

               (g) Each copyright registration, patent and registered trademark and application therefor listed on Schedule 4.14 is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions.

                (h) None of the Subsidiaries has licensed or sublicensed its rights in any of the Intellectual Property or received or granted any such rights, other than pursuant to Intellectual Property Licenses.

                (i) All Proprietary Software set forth in Schedule 4.14 was either developed (a) by employees of the Subsidiaries within the scope of their employment; or (b) by independent contractors who have assigned their right to the Subsidiaries pursuant to written agreements.

                (j)   As  used  herein  (x) "Intellectual  Property"  means  all
     intellectual  property  rights  of  the  Subsidiaries  or   used   by   the
     Subsidiaries in the conduct of their business, including, without limitation, all patents, trademarks, designs, service marks, copyrights, Internet domain names and web sites, trade or business names, trade dress and slogans (and all registrations of any of the foregoing, and all applications for registration thereof), Software, and all goodwill and confidential or proprietary information associated with such intellectual property rights, and (y) "Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code or object code, (ii) databases and computations, including any and all data and collections of data, (iii) all documentation, including user manuals and training materials, relating to any of the foregoing, and (iv) the content and information contained in any Web site, provided, however, that neither Intellectual Property nor Software shall include any off-the-shelf, shrinkwrapped licensed, or standardized software, program, or similar material (including documentation therefor) generally commercially available, nor any rights whatsoever in the name "Hecla" or any similar or derivative name.

     4.15 Litigation; Compliance with Law.

                (a) Except as set forth in Schedule 4.15, (i) none of the Subsidiaries is engaged in or a party to, and to the knowledge of the Seller none of them is threatened with, any material claim, controversy, legal action or other proceeding, whether or not before any federal, state, municipal, or other governmental department, commission, board, bureau or other court or administrative agency, whether domestic or foreign; (ii) none of the Subsidiaries has been charged at any time during the last five years with, and, to Seller's knowledge, is not under investigation with respect to, any violation of any material provision of federal, state, municipal, foreign or other applicable law or administrative regulation; and (iii) none of the Subsidiaries is a party to or subject to any judgment, decree or substantive order entered in any lawsuit or proceeding brought by any governmental or regulatory authority or by any other Person, whether domestic or foreign.

               (b) To Seller's knowledge, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect or inhibit the consummation of the transaction contemplated by this Agreement.

                (c) The Subsidiaries are in compliance in all material respects with each decree, order, writ, judgment or arbitration award, or law, statute, or regulation of or agreement with, or Permit from, any federal, state, local, foreign or other governmental authority (or to which the properties, assets, personnel or business activities of the Subsidiaries are subject), including laws, statutes and regulations relating to equal employment opportunities, fair employment practices, wages, hours, benefits, collective bargaining, payment of social security and similar Taxes, occupational safety and health, plant closings, sexual harassment, and sex, race, religious and age discrimination. Since December 31, 1996, none of the Subsidiaries has received from any governmental authority any written notification with respect to possible noncompliance of any material decree, order, writ, judgment or arbitration award or law, statute, or regulation. Notwithstanding the foregoing, no representation or warranty is made by this paragraph (c) with respect to laws, rules and regulations relating to the environment (which are exclusively provided for in Section
     4.13 hereof).

                (d) The Subsidiaries possess all material licenses, permits, registrations and governmental approvals ("Permits") which are required in order for the Subsidiaries to conduct their businesses as presently conducted. It is understood and agreed that the foregoing definition and the foregoing representation and warranty does not apply to Environmental Permits or environmental matters which are the subject of Section 4.13 hereof. There are currently no material violations of any Permits, and except as identified in Schedule 4.15(d), no Permits terminate or require the consent of any third party upon the consummation of the transactions contemplated by this Agreement. K-T de Mexico has two concessions validly issued by the NWC to use and exploit national underground waters for industrial purposes, each for a volume of 72,000 cubic meters annually. For purposes of this section the term "NWC" means the National Water Commission, the federal agency in Mexico with the full statutory and regulatory authority to authorize through a concession the use of water sources (including underground waters).

                (e) On or prior to the date hereof, Seller shall have filed an appropriate pleading in Hecla Mining Company v. Zemex Corporation, which it filed on January 22, 2001 in the U.S. District Court of the Northern District of Illinois (Chicago) (Civil Docket No.: 01-CV-405), to remove its demand for specific performance of that certain Stock Purchase Agreement dated November 17, 2000 between Seller and Zemex U.S. Corporation, and Seller shall use its commercially reasonable best efforts to have such motion granted promptly.

     4.16 Tax Matters.

                (a) Except as set forth in Schedule 4.16, all Tax Returns of every kind that are due (after giving effect to any extended due date) to have been filed by or on behalf of any of the Subsidiaries in accordance with applicable law have been duly and timely filed, or to the extent not timely filed, all applicable penalties and interest have been paid or accrued on the Financial Statements. Such Tax Returns are correct in all material respects. Each Subsidiary has paid all Taxes required to be paid. Each Subsidiary has paid, or made provision for the payment of, all Taxes shown to be due on such Tax Returns or otherwise, or pursuant to any assessment received by any of the Subsidiaries. The amounts so paid or reserved have been and are adequate to pay all Taxes of every kind whatsoever, including interest and penalties, due and payable by the Subsidiaries. No material deficiencies for any Taxes have been asserted or, to Seller's knowledge, threatened, and, to Seller's knowledge, no audit of any Tax Returns is currently underway or threatened. There are no outstanding agreements by any Subsidiary for the extension of time for the assessment of any Tax. Schedule 4.16 sets forth, with respect to income and franchise Taxes, (i) the taxable years of the Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Tax Returns have not yet been filed.

               (b) None of the Subsidiaries is a party to or bound by (nor will any of the Subsidiaries become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

                (c) Except for the affiliated group of which Seller is the common parent, none of the Subsidiaries has been a member of an affiliated group of corporations since December 31, 1990, within the meaning of
     Section 1504 of the Code.

               (d) None of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

                (e) None of the Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                (f) Seller is not a person other than a United States person within the meaning of the Code and the transaction contemplated hereby is not subject to the withholding provisions of Section 3406 or subchapter A of Chapter 3 of the Code.

               (g) None of the Subsidiaries has made a deemed dividend election under Regulations Section 1.1502-32(f)(2) or a consent dividend election under section 565 of the Code.

                (h) As used in this Agreement, the following terms shall have the following meanings:

                     (1) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, value added, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

                    (2) the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns; and

                     (3)   the  term "Code" means the Internal Revenue  Code  of
     1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

     4.17 Employee Benefit Plans.

                (a)  Neither the U.S. Subsidiaries nor any affiliate of the U.S.
     Subsidiaries as determined under Code Section 414(b), (c), (m) or (o) ("ERISA Affiliate," provided that no non-U.S. affiliate shall be included within the meaning of ERISA Affiliate under this Agreement) maintains, administers, contributes or has any liability with respect to any: (i) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Plan"), including any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan"); (ii) employee welfare benefit plan (as defined in
     Section 3(1) of ERISA) ("Welfare Plan"); or (iii) bonus, deferred compensation, stock purchase, stock option, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan"), for the benefit of employees of the U.S. Subsidiaries or any ERISA Affiliate, other than those Plans, Welfare Plans and Employee Benefit Plans described in Schedule 4.17. Except as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or applicable state law, neither the U.S. Subsidiaries nor any ERISA Affiliate (on behalf of the U.S. Subsidiaries or any ERISA Affiliate) has promised any former employee or other individual not employed by the U.S. Subsidiaries or any ERISA Affiliate, medical or life insurance coverage or other welfare benefit and neither the U.S. Subsidiaries nor any ERISA Affiliate maintains or contributes (on behalf of the U.S. Subsidiaries or any ERISA Affiliate) to any plan or arrangement providing medical or life insurance benefits to former employees of the U.S. Subsidiaries or any ERISA Affiliate or their dependents, other than benefits provided in the event of disability and conversion privileges. Each Plan, Welfare Plan and Employee Benefit Plan (each, a "Benefit Plan") is described in Schedule 4.17.

                (b) Except as disclosed in Schedule 4.17, each Benefit Plan complies, in form and operation, in all material respects, with all applicable statutes, laws and regulations, including ERISA and the Code.

               (c) Except as disclosed in Schedule 4.17, the funds available as of the Closing Date under each Benefit Plan which is a defined benefit pension plan equals or exceeds the Projected Benefit Obligation (as defined in Financial Accounting Standard No. 87), of each such plan as of the Closing Date, using the actuarial assumptions used by Seller's actuary for plan funding purposes for the 2000 plan year, as evidenced by the actuarial report prepared by Rael & Letson for each such plan prior to February 22, 2001, and a discount rate of 7% per year.

               (d)  Any Plan that is intended to qualify under Section 401(a) of the Code meets (or the time has not expired during which such Plan may be amended to meet) in all material respects all requirements for qualification under Section 401(a) of the Code and the regulations thereunder, and Seller has provided, or shall prior to Closing provide, Purchaser with a copy of the most recent favorable determination letter issued by the Internal Revenue Service ("IRS") concerning the Plan's qualification. Each such Benefit Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder and all other applicable laws and no matter exists which would adversely affect the qualified tax-exempt status of such Benefit Plan and any related trust.

                (e) All reports and information relating to each such Benefit Plan required to be filed with any governmental entity have been accurately and timely filed except to the extent the failure to do so, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect; all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided except to the extent the failure to do so, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect; each trust related to any Benefit Plan which is a voluntary employee beneficiary association pursuant to Section 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its tax-exempt status, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption. To Seller's knowledge, no fiduciary of any Benefit Plan has committed a breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA with respect to such Benefit Plan. The annual reports and actuarial statements furnished to Purchaser fully and accurately set forth the financial and actuarial condition of each Benefit Plan and each trust funding any Benefit Plan.

               (f) There has been delivered to Purchaser, or shall be delivered to Purchaser prior to Closing, with respect to each Benefit Plan, the following: a true, complete and correct copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three years (including all schedules and attachments); a true, complete and correct copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan; all material employee communications relating to such Benefit Plan; a true, complete and correct copy of such Benefit Plan; all trust agreements, insurance contracts, accounts or other documents which establish the funding vehicle for any Benefit Plan and the latest financial statements thereof; and true, complete and correct copies of any investment management agreements, administrative services contracts, or other agreements and documents relating to the ongoing administration and investment of any Benefit Plan.

                (g) There are no actions, suits, proceedings, investigations or hearings pending with respect to any Benefit Plan, or to Seller's knowledge any claims (other than routine claims for benefits arising in the ordinary course of any Benefit Plan) threatened against or with respect to any Benefit Plan or any fiduciary or assets thereof, and, to Seller's knowledge, there are no facts which could reasonably give rise to any such actions, suits, proceedings, investigations, hearings or claims.

                (h) Each Welfare Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of
     Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or any other similar state or local law. Schedule 4.17 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of Title I or ERISA or similar state or local law, including those individuals within the applicable election period.

                (i) None of the U.S. Subsidiaries or any ERISA Affiliate will incur any liability under any Benefit Plan solely on account of the consummation of the transaction contemplated hereby, alone or together with any other event. Each Benefit Plan is terminable and may be amended to prospectively decrease the level of any benefit thereunder at the discretion of the U.S. Subsidiaries or any ERISA Affiliate subject to the terms thereof and of any collective bargaining agreement. No Benefit Plan has any provision which could increase or accelerate benefits or any provision which could increase liability as a result of the transaction contemplated hereby, alone or together with any other event. Neither the U.S. Subsidiaries nor any ERISA Affiliate nor any officer, director, agent or employee of the U.S. Subsidiaries or any ERISA Affiliate has made any oral or written statement regarding any Benefit Plan which could result in liability in excess of that set forth in the Benefit Plan.

                (j) No withdrawals have occurred so as to cause any Plan to become subject to the provisions of Section 4063 of ERISA, nor have the U.S. Subsidiaries or any ERISA Affiliate ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which the U.S. Subsidiaries or any ERISA Affiliate made contributions during the six (6) years prior to the date hereof, nor ceased operations at any facility so as to become subject to Section 4062(e) of ERISA. No amendment to any Plan has been adopted for which security is required under Section 401(a)(29) of the Code. Neither the U.S. Subsidiaries nor any ERISA Affiliate has incurred or suffered to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived by the IRS, involving any Plan subject to Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. There is currently no active filing by the U.S. Subsidiaries or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC and no condition exists and no event has occurred that could constitute grounds for the termination of any Plan by the PBGC) to terminate any Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by the U.S. Subsidiaries or any ERISA Affiliate.

                (k) Neither the U.S. Subsidiaries nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Plan which is subject to Title IV of ERISA. There is currently no active filing by the U.S. Subsidiaries or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by the U.S. Subsidiaries or any ERISA Affiliate.

                (l) Neither any Benefit Plan fiduciary nor any Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) and there has been no "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan. Neither the U.S. Subsidiaries nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Benefit Plan or collective bargaining agreement or ERISA or any other applicable law. Full payment has been made of all amounts which the U.S. Subsidiaries or any ERISA Affiliate is required or committed to pay to the Benefit Plans as of December 31, 2000.

                (m) Neither the U.S. Subsidiaries nor any ERISA Affiliate contributes or has ever contributed to a Multiemployer Plan.

                (n) Each employee benefit plan relating to employees of the Subsidiaries employed outside of the United States is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. Each employee benefit plan relating to employees of the Subsidiaries employed outside the United States is funded in accordance with, and the assets thereof are held by a person authorized to hold such assets under, applicable law and regulation and the governing documents of such plan.

                (o) Each Subsidiary outside the United States has paid in due course and satisfied all of its obligations with respect to social security, pension funds, insurance, severance claims, workers housing, profit-sharing and other payments due under applicable Mexican or Brazilian law with respect to employees.

     4.18 Labor.

               (a) Except as disclosed in Schedule 4.18 or Schedule 4.10, none of the Subsidiaries is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Seller's knowledge, threatened against any Subsidiary relating to its business, except for such proceedings which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

               (b)    To   Seller's  knowledge,  no  employee  of  any  of   the
     Subsidiaries is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition or proprietary rights agreements between such employee and any other Person that materially and adversely affects or is reasonably expected to materially and adversely affect: (A) the performance of that employee's duties as an employee of any Subsidiary; or (B) the ability of the Subsidiaries to conduct their respective businesses following the Closing. Except as identified on
     Schedule 4.18, to Seller's knowledge, no officer or key employee of any of the Subsidiaries has made an express indication that he or she intends to terminate employment with such Subsidiary; provided, however, that knowledge of Seller shall not include for purposes of this sentence the knowledge of any officer, employee or agent of any Subsidiary of his or her own intention to terminate his or her employment with any Subsidiary which has not been communicated to any other knowledge party of Seller.

               (c) Except as disclosed on Schedule 4.18, since December 31, 2000 there has not been, there is not presently pending or existing, and, to Seller's knowledge, there is not threatened, (A) any material strike, slowdown, picketing, work stoppage or employee grievance process; (B) any material charge, grievance proceeding or other claim against or affecting any of the Subsidiaries relating to the alleged violation of any law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental authority, (C) any union organizational activity or other labor or employment dispute against or affecting any of the Subsidiaries or (D) any application for certification of a collective bargaining agent. Except as disclosed on Schedule 4.18, during the period of January 1, 1998 through December 31, 2000 there was no pending or existing, and, to the Seller's knowledge, was not threatened (A) any material strike, slowdown, picketing, work stoppage or employee grievance process; (B) any material charge, grievance proceeding or other claim against or affecting any of the Subsidiaries relating to the alleged violation of any law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental authority; (C) any union organizational activity or other labor or employment dispute against or affecting any of the Subsidiaries; or (D) any application for certification of a collective bargaining agent. To Seller's knowledge, no event has occurred or circumstances exist that is reasonably expected to provide the basis for any work stoppage or other labor dispute with respect to any of the Subsidiaries. There is no lockout of any employees of any of the Subsidiaries and no such action is contemplated by any of the Subsidiaries.

               (d) Except as disclosed on Schedule 4.18, no employee of any of the Subsidiaries has any claim against such Subsidiary or any other Subsidiary (whether under law, any employment agreement or otherwise) on account of or for: (A) overtime pay, other than overtime pay for the current payroll period, (B) wages or salaries, other than wages or salaries for the current payroll period, or (C) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve month period immediately prior to the date of this Agreement.

               (e) The Subsidiaries have made all required payments to the relevant unemployment compensation reserve accounts with the appropriate governmental departments with respect to the employees of the Subsidiaries and such accounts have positive balances.

               (f) Except as disclosed on Schedule 4.18, the employment of each of the Subsidiaries' respective employees is terminable at will without cost, penalty, severance obligation or other termination or post-termination obligation to the applicable Subsidiary (as the case may be) except for payments required under the Benefit Plans, the payment of accrued salaries or wages and vacation pay, and payments required under applicable law. No employee or former employee has any right to be rehired by any of the Subsidiaries prior such Subsidiary's hiring a Person not previously employed by such Subsidiary.

               (g) No Subsidiary outside the United States has granted or has committed to grant any of its employees benefits greater than those established under the Federal Labor Law of Mexico, or the Brazilian Labor Code, as applicable, or under other statutes applicable in Mexico and Brazil, unless disclosed on Schedule 4.18.

     4.19 Inventory. Except as disclosed on Schedule 4.19: (i) all inventory of the Subsidiaries which is held for sale or resale, including raw materials, work in process, finished goods, spare parts wherever located (collectively, "Inventory"), consists of items of a quantity and quality historically useable and/or saleable in the normal course of business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which have been written down on the Financial Statements to estimated net realizable value on an item by item basis; and (ii) with the exception of items of below standard quality which have been written down to their estimated net realizable value, the Inventory is free from material defects in materials and/or workmanship. The product mix of the Inventory and the raw materials and work in process necessary to convert to finished goods is not materially out of balance in relation to the Subsidiaries' customary experience and reasonable business judgment. The Inventory is not excessive in kind or amount, or slow moving, in light of the business of the Subsidiaries done or expected to be done; (iii) all Inventory reflected in the Financial Statements is valued at the lower of cost or net realizable value, with cost determined on an average cost basis and; (iv) no Subsidiary is under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers, or other customers which is not reserved against in the Financial Statements in accordance with GAAP. Schedule 4.19 identifies the locations at which Inventory is maintained and the types and approximate quantities and grades of such Inventory by location.

     4.20 Employees. Schedule 4.20 contains a complete and accurate list of the following information for each employee of each Subsidiary, including each employee on leave of absence or layoff status: name, job title, and current rate of compensation. Schedule 4.20 also contains a complete and accurate list of any retired employee or director of any Subsidiary, or their dependents, receiving or scheduled to receive in the future any supplemental pension benefits (other than pursuant to the Hecla Salaried Employees' Retirement Plan), retiree medical insurance coverage, or retiree life insurance coverage, and the amounts of such benefits.

     4.21 Major Customers and Suppliers. Schedule 4.21 is a complete and accurate list of (i) the twenty largest customers of the Subsidiaries (taken as a whole) for the year ended December 31, 2000, in dollar amount of sales by the Subsidiaries to such customer (each, a "Significant Customer"), and (ii) the three largest suppliers to the Subsidiaries (taken as a whole) for the year ended December 31, 2000, in dollar amount of purchases by the Subsidiaries of goods or services (each, a "Significant Supplier"). No Subsidiary is engaged in any dispute with a Significant Customer or Significant Supplier. Seller has no knowledge that a Significant Customer intends to terminate its business relationship with any Subsidiary or to limit or alter its business relationship with any Subsidiary in any material respect. Seller has no knowledge of any intention by a Significant Supplier to terminate its business relationship with any Subsidiary or to limit or alter its business relationship with any Subsidiary in any material respect.

     4.22 Accounts Receivable. All accounts receivable of the Subsidiaries that are reflected on the Balance Sheet or on the accounting records of the Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from bona fide sales actually made or services actually performed in the ordinary course of business, and to Seller's knowledge none of the Accounts Receivable is subject to any counterclaim or setoff. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, using normal collection practices, net of the respective reserves shown on the Balance Sheet or on the accounting records of the Subsidiaries as of the Closing Date (which reserves are calculated consistent with past practice). Except as set forth on Schedule 4.22, none of the Subsidiaries has any outstanding sales on consignment, sales on approval, sales on return or guaranteed sales.

     4.23 Finder's Fee. Except for fees that may be payable by Seller to Warrior, a division of Standard Bank London Limited, neither Seller nor any of the Subsidiaries has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     4.24 Title to Assets. Except as set forth on Schedule 4.24, the Subsidiaries have good and valid title to their respective assets, free and clear of any Claims, except for the following liens ("Permitted Liens"): (i) statutory liens for Taxes not yet due; (ii) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) liens arising from obligations under operating leases; and (v) as related to the Properties only, easements, covenants, conditions and restrictions (including, without limitation, building and use restrictions) of record which do not materially interfere with the use of such property as currently being conducted by the applicable Subsidiary. Except as set forth in Schedule 4.24, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Subsidiaries' respective assets has been recorded, filed, executed or delivered. Other than defining Permitted Liens, this Section 4.24 shall not apply with respect to title to the Real Estate (which is governed exclusively by Section 4.12) or the Intellectual Property (which is governed exclusively by Section 4.14).

     4.25 Accounts.  Schedule 4.25 contains a list showing:

                (a) the name of each bank, safe deposit company or other financial institution in which any of the Subsidiaries has an account, lock box or safe deposit box;

                (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney relating thereto from any of the Subsidiaries; and

                 (c) all instruments or agreements to which any of the Subsidiaries is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the ordinary course of business.

     4.26 Related Parties. Schedule 4.26 describes each: (i) business relationship (excluding employee compensation and other ordinary incidents of employment) between (x) any of the Subsidiaries, and (y) Seller or any present or post-December 31, 1997 officer, director, or Affiliate of Seller, any present or post-December 31, 1997 known spouse, ancestor or descendant of any of the aforementioned Persons or any known trust or other similar entity for the benefit of any of the foregoing Persons or any Affiliate of any such Persons (all such Persons and trusts encompassed by this clause (y) being sometimes collectively referred to herein as the "Related Parties" and individually as a "Related Party"), provided, however, that for purposes of Seller's disclosures with respect to the representations and warranties in this Article 4, none of the Subsidiaries shall be deemed to be a Related Party with respect to any other Subsidiary; (ii) transaction occurring since December 31, 1997 between any of the Subsidiaries and any Related Party; and (iii) amount owing by or to any of the Related Parties (other than pursuant to Section 1.4 of this Agreement), respectively, to or from any of the Subsidiaries as of the date of this Agreement. No property or interest in any property (including, without limitation, designs and drawings concerning products or machinery) which relates to and is or will be necessary or useful in the present operation of the Subsidiaries' respective businesses, is presently owned by or leased or licensed by or to any Related Party.

     Neither Seller nor to Seller's knowledge any Affiliate has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Subsidiaries' respective businesses, except for ownership, in the aggregate, of not more than five percent (5%) of any class of securities of a publicly traded entity with respect to which neither Seller nor any such Affiliate participates in any way in the management, operation or control of such entity.

     4.27 Ability to Perform Obligations. Seller is now, and at Closing will be, financially capable of performing all of its post-closing obligations hereunder, including the ability to fully perform its indemnification obligations. Seller is now, and at Closing will be, able to pay its debts as they become due.

     4.28 Charitable Commitments. None of the Subsidiaries has any unsatisfied community or charitable pledges, contributions or commitments in excess of $25,000 in the aggregate.

     4.29 Defective Pricing. None of the Subsidiaries is subject to any liability, or claim therefor, for or with respect to price adjustment under any contract with the U.S. Government or any agency thereof, including any liability for defective pricing.

     4.30 Insurance. Schedule 4.30 contains a true and correct list and description (including policy owners, coverages, deductibles and expiration dates) of all insurance policies which are owned by any of the Subsidiaries or which name any of the Subsidiaries as an insured (or loss payee), including without limitation those which pertain to the Subsidiaries' respective assets, employees or operations. All such insurance policies are in full force and effect and neither Seller nor any of the Subsidiaries has received notice of cancellation of any such insurance policies. In the three (3) year period ending on the date hereof, neither Seller nor any of the Subsidiaries has received any written notice from, or on behalf of, any insurance carrier relating to or involving an increase in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Subsidiaries' respective assets, purchase of additional equipment, or material modification of any of the Subsidiaries' respective methods of doing business. The Subsidiaries shall be entitled to seek recovery under all such insurance policies held by the Subsidiaries.

     4.31 Product Warranty Liabilities. None of the Subsidiaries has made any oral or written warranties with respect to the quality or absence of defects of its products or services which they respectively have sold or performed which are in force as of the date hereof, except for those warranties which are described in Schedule 4.31. Except as disclosed in Schedule 4.31, there are no material claims pending or, to Seller's knowledge, threatened against any of the Subsidiaries with respect to the quality of or absence of defects in such products or services. Schedule 4.31 sets forth a summary, which is accurate in all material respects, of all returns of defective products during the period beginning January 1, 1997 and ending on the date hereof, and all credits and allowances for defective products given to customers during said period, and said summary in each case accurately describes the defect which resulted in the return, allowance or credit. Seller has no knowledge that the percentage of products sold and services performed by any of the Subsidiaries for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products and services which the Subsidiaries have sold and performed for which warranty adjustments have been required in the past. Except as disclosed in
Schedule 4.31, none of the Subsidiaries has paid or been required to pay direct, incidental, or consequential damages to any Person in connection with any of such products or services at any time during the six (6) year period preceding the date hereof.

     4.32 Equipment. The furniture, fixtures, vehicles, machinery, shelving, racks, equipment, tools, dies, molds, jigs, fixtures and other tangible personal property (other than Inventory) owned or leased by any of the Subsidiaries and used in their respective operations (collectively, the "Equipment") constitutes all tangible personal property reasonably necessary in the ordinary course of business in order for the Subsidiaries to conduct their respective businesses as they have been conducted in the past. All Equipment is in operating condition and functional repair (ordinary wear and tear excepted) and any agreements related to the lease of Equipment are accounted for as operating leases, not capital leases. Schedule 4.32 contains a complete list of all leased Equipment with a cost in excess of $10,000 per year.

     4.33 Y2K. To the Seller's knowledge, all of the computer hardware and Software used by the Subsidiaries in the conduct of their respective businesses (including those related to their respective facilities, equipment, manufacturing processes, quality control activities, accounting and bookkeeping, records and record keeping activities) are Year 2000 Compliant. "Year 2000 Compliant" means the ability of the hardware and Software systems to be able to accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

     4.34 Commercial Bribery. To the Seller's knowledge, none of the Subsidiaries, nor any of their respective former or current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to any of the Subsidiaries, or their respective business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of any of the Subsidiaries (as the case may be), payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, none of the Subsidiaries has directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

     4.35 Actions Regarding Employees. None of the Subsidiaries nor Seller has taken any actions (other than pre-existing agreements with employees referenced in Schedule 4.10 and the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby) which were calculated to dissuade any present employees, representatives or agents of any of the Subsidiaries from continuing an association with such Subsidiary after the Closing, but Seller gives Purchaser no assurance as to the continuation of any such relationship post-Closing.

     4.36 Reclamation Liabilities. Schedule 4.36 describes all obligations as of September 30, 2000 of any of the Subsidiaries to reclaim any land heretofore mined by any of them or any of their predecessors, Seller's reasonable opinion as to the cost of such reclamation, the basis for calculation of such cost, the document, instrument, law, rule or regulation under which such obligation arises, and all deposits, bonds, letters of credit or other security devices outstanding with respect to all such obligations not scheduled in Schedule 4.10.

     4.37   Reserve  Estimates.   Schedule  4.37  lists  certain  estimates   of
geological ball clay, kaolin and feldspar reserves of the Subsidiaries as of December 31, 1999. Those estimates were prepared by the Subsidiaries in good faith in the ordinary course of business in accordance with methodologies generally accepted in the ball clay, kaolin and feldspar mining industries. Seller has no knowledge that any of such estimates is overstated in any material respect, except that such reserves and methodologies may be based on market prices, costs, interest rates, and other factors known within or applicable to the mining industry which fluctuate from time to time and may have been or be affected thereby. Purchaser acknowledges that the Subsidiaries' mining operations incurred in the ordinary course consistent with past practice since December 31, 1999 have reduced such reserves.

     4.38 Compliance with the Immigration Laws. Each Subsidiary is in material compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations thereunder ("Immigration Laws"). No Subsidiary has been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the knowledge of Seller, threatened.

     4.39 Representations Not Misleading. The representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller or the Subsidiaries contained in any schedule, financial statement or exhibit, delivered pursuant hereto considered in the aggregate, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading in light of the circumstances under which they were made, provided, however, it is not the intention of the parties that this Section 4.39 obviate the qualifications and dollar limitations of the other sections of this Article 4. Furthermore, the information and access provided to Purchaser as described in Section 3.5 has been provided and prepared with reasonable care and in good faith by the Seller, and such information is accurate in all material respects.

     4.40 Copies Accurate. Seller has delivered or made available to Purchaser complete and accurate copies of all documents requested by Purchaser pursuant to this Agreement, and all documents referred to in any of the Schedules to this Agreement.

     4.41 Definition of Knowledge. For the purposes of this Article 4, the knowledge of Seller shall be deemed to mean, and be limited to, the actual knowledge of any of the chief executive officer, chief operating officer, chief financial officer, general counsel, corporate environmental manager, human resources manager, tax manager, chief geologist and corporate safety manager of Seller or any of the Subsidiaries, and the plant managers of the Plants, in each case after reasonable inquiry.

                                    ARTICLE 5
                 SELLER'S AND PURCHASER'S PRE-CLOSING COVENANTS

     The Seller and Purchaser agree that on or prior to Closing:

     5.1  Business Operations.

                (a) From the date of this Agreement until the Closing Date, Seller shall cause each of the Subsidiaries to conduct their business only in the ordinary course of business consistent with past and current practices, except that Subsidiaries may take all other action necessary or advisable pursuant to the terms of this Agreement. Seller shall cause the Subsidiaries to use their commercially reasonable efforts to maintain and preserve the business organization and goodwill of the Subsidiaries intact, to retain the services of their key officers and employees and to retain their present customers and suppliers so that they will be available to Purchaser after the Closing.

                (b) Seller shall cause the Subsidiaries to maintain the insurance policies required to be listed in Schedule 4.30 in full force and effect. If any of the said policies shall expire, Seller shall cause the applicable Subsidiary to use reasonable efforts to renew or replace the same prior to the expiration of the expiring policies with policies from a reputable insurance carrier with a "Best's Rating" equal to or better than that of the existing carrier, containing insurance coverage in the same or greater amount than the existing policies in substantially the same form and substance as the existing policies.

                (c)   Seller shall use its commercially reasonable efforts  (and
     Purchaser shall cooperate with Seller) to obtain or to cause the Subsidiaries to obtain all consents required for the consummation of the transactions contemplated hereby under or with respect to, any Contract, Intellectual Property License, Permit or Environmental Permit which is required to be scheduled pursuant to Schedule 4.10, Schedule 4.13, Schedule
     4.14 and Schedule 4.15.

     5.2 Access. From the date of this Agreement until the Closing Date, Seller shall cause the Subsidiaries to permit Purchaser and its authorized representatives full access to, and make available for inspection, upon prior 24 hour notice and during reasonable business hours (or as otherwise agreed between the parties), the business of the Subsidiaries, including the employees, customers, lenders and suppliers of the Subsidiaries, and furnish Purchaser all documents, records and information relating thereto and with respect to the affairs of the Subsidiaries as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the business and assets and liabilities of the Subsidiaries. The right of access described in the preceding sentence will include, without limitation, the right of entry on the Properties for the purpose of conducting test drilling of the Subsidiaries' mineral reserves and to conduct a Phase I Environmental Site Assessment ("ESA"), including specific review of the water rights of each
Subsidiary outside the United States (each at Purchaser's sole risk and expense). Notwithstanding the foregoing, Purchaser shall not, without the prior written consent of the Seller, contact or otherwise communicate with any customer of Seller, a Subsidiary or any of their Affiliates; provided, however, that Purchaser may contact or communicate with such customers that are also customers of Purchaser so long as (i) Purchaser does not during such contact or communication discuss the terms, conditions, existence or any other aspect of this Agreement or the transactions contemplated thereby, including the impending availability of Seller's products or services, or (ii) a representative of Seller is provided reasonable prior notice of (which notice need not be written) and afforded a reasonable opportunity to participate in such contact or communication. Any additional Phase II environmental investigative work performed prior to the Closing Date shall be performed only upon prior written agreement of the parties. The Purchaser agrees that it shall conduct the activities specified in this paragraph in a manner that does not unreasonably interfere with the Subsidiaries' business activities at the Properties and in a manner that minimizes disturbance to the existing condition of the Properties. Purchaser agrees that it, its agents, employees, consultants, invitees, or permittees will present proper credentials when seeking access to the Properties and shall comply with all applicable safety and environmental laws and regulations when performing the activities contemplated herein. Following the activities specified herein, Purchaser shall restore the Properties to their original condition and shall remove all equipment, tools or other property brought onto the Properties. Any unreasonable disturbance to the Properties as a result of the work contemplated herein will be promptly corrected by the Purchaser and/or its agents, employees, consultants, invitees, or permittees. Prior to Closing, Purchaser, and/or its agents, employees, consultants, invitees, or permittees, shall not disclose, and shall maintain as confidential, all information obtained as a result of the work contemplated herein and the results of the Phase I ESA or additional Phase II environmental investigation performed prior to the Closing Date to any other Person
(including, without limitation, any federal, state, or local governmental agencies, without the prior written consent of Seller (unless required by law to do so), and during the period from the Closing until the fifth anniversary of the Closing Date, Purchaser and/or its agents, employees, consultants, invitees, or permittees shall not make such disclosures without providing Seller 15 days' prior written notice (unless required by law to do so)).

     5.3 Material Change. Except as set forth in Schedule 5.3, without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, from the date hereof until the Closing Date, Seller shall cause the Subsidiaries not to:

                     (1) amend the Subsidiaries' respective Certificates of Incorporation or bylaws (or comparable documents);

                     (2) make any change in any Subsidiary's authorized capital stock, or issue any shares of stock or other equity securities of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other equity securities of any Subsidiary, or grant any stock appreciation or similar rights;

                     (3) make any payment or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

                     (4) hire any new employee who shall have, or terminate the employment of any employee who has, an annual salary in excess of $50,000;

                     (5) incur or commit to incur any capital expenditures not set forth in Schedule 4.9 in excess of $50,000 in the aggregate other than repairing and maintenance in the ordinary course of business consistent with past practice;

                     (6) do any act or omit to do any act, or permit any act or omission to occur, which will cause a breach by any of the Subsidiaries of any of the Contracts;

                     (7) institute or amend any employee benefit program or fringe benefit program with respect to the employees of any of the Subsidiaries;

                     (8) enter into or modify any written employment agreement with any Person;

                     (9) prepay any of its material obligations except in the ordinary course of business consistent with past practice;

                    (10) incur, assume or guarantee any indebtedness;

                     (11) directly or indirectly, enter into or assume any Contract other than in the ordinary course of business in accordance with past practices;

                     (12) increase the compensation payable to any employee, except in the ordinary course of business consistent with past practice, and except as required pursuant to collective bargaining agreements;

                     (13) incur or commit to incur any management or consulting fee;

                     (14) sell, transfer or otherwise dispose of any asset or property, except for sales of Inventory in the usual and ordinary course of business and except for application of cash in payment of the Subsidiaries' respective liabilities in the usual and ordinary course of business;

                     (15) amend, terminate or give notice of termination with respect to any existing Contract to which any of the Subsidiaries is a party, or waive any of the Subsidiaries' respective material rights other than in the ordinary course of business consistent with past practice;

                     (16) pay, declare, accrue or set aside any dividends or any other distributions (except pursuant to Section 1.4 of this Agreement), or purchase, exchange or redeem any of its securities of any class;

                    (17) except as expressly permitted hereunder, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or rendering of services), directly or indirectly, with, or make any payment to, or incur any liability to, any Affiliate or Related Party;

                    (18) make any election with respect to Taxes;

                     (19) make any change in any method of accounting or accounting principle, practice, or policy of any Subsidiary or make any act or omission inconsistent with past practice or outside of the ordinary course of business, which has the effect of increasing the cash or the trade accounts payables of any Subsidiary at the Closing or as of the Closing Date, whether through change in practice with respect to the timing of payment of trade accounts payable, the timing of collection of accounts receivable, the rate of purchase of inventory or otherwise, or offer any discounts for the early payment of outstanding accounts receivable other than in the ordinary course of business consistent with past practice; or

                    (20) incur any obligation or liabilities of any nature other than items incurred in the ordinary course of business consistent with past practice, or increase (or experience any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice.

     5.4  Governmental Approvals.

               (a) As promptly as practicable following the execution and delivery of this Agreement but in any event within ten (10) business days after the date hereof, the Seller and the Purchaser (and Purchaser's affiliates) shall make all filings, notifications, reports, submissions and the like as may be reasonably required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). As promptly as practicable thereafter, Seller shall cooperate in making and execute or make all filings reasonably requested by Purchaser under the Exon-Florio Act ("Exon-Florio") and under other applicable laws (including, but not limited to, the antitrust or business combination notification or similar provisions of Mexico and Brazil), to obtain such governmental approvals or endure such waiting periods as may be required in connection with this Agreement and the transactions contemplated hereby, and

     Purchaser and Seller shall each use their commercially reasonable best efforts to obtain such approvals as promptly as practicable following the execution and delivery of this Agreement. Each such party shall furnish to each other party upon its request all such information and assistance as such other party may reasonably request in connection with such filings or submissions. Each such party shall also provide to the other parties hereto copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental authority, on the other, with respect to this Agreement and the transactions contemplated hereby; provided, however, that notwithstanding anything to the contrary in this Agreement, Purchaser shall not and shall not be required or ordered to furnish or deliver to Seller or its affiliates copies of any filings made by Purchaser or its affiliates pursuant to this Section 5.4. Purchaser shall be responsible for all filing fees required under this Section 5.4.

               (b) As promptly as practicable following the execution and delivery hereof but in any event prior to the Closing Date, Seller and Purchaser shall make all filings and submissions as may be reasonably required to obtain such third party governmental approvals, consents, licenses, waivers, authorizations or orders as may be required in connection with this Agreement and the transactions contemplated hereby, and each such party shall use its commercially reasonable best efforts to obtain such third party governmental approvals, consents, licenses, waivers, authorizations or orders as promptly as practicable following the date hereof. Each such party shall use their commercially reasonable efforts to lift, remove or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to defend vigorously any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material changes.

               (c) Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that nothing in this Section 5.4 shall require, or be construed to require, Purchaser, in connection with the receipt of any regulatory approval or the removal or rescission of any injunction or other order, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to use or limit, before or after the Closing, any assets, businesses, or interest in any assets or businesses of Purchaser, its subsidiaries, or any of the Subsidiaries (or to consent to any sale, or agreement to sell, or discontinuance or limitation by any Subsidiary of any of its assets or businesses) or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses.

     5.5   Exclusivity.  From the date hereof until the Closing  or  until  this
Agreement is terminated or abandoned as provided in Section 12.1, the Seller shall not, directly or indirectly solicit or initiate discussions concerning, or enter into negotiations with, or furnish any information that is not publicly available to, any Person or group concerning, any proposal for a merger, sale of assets, sale of shares of stock or securities or other takeover or business combination transaction involving any of the Subsidiaries (other than with respect to a transaction involving the Seller as an entirety or substantially as an entirety; if Seller enters into any agreement for such a transaction prior to Closing, Seller or its legal successor shall be bound by this Agreement), and the Seller will instruct its and each of the Subsidiaries' respective officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provision of this sentence, provided that nothing in this Agreement shall prevent furnishing such information as may be required in connection with the Zemex Dispute.

     5.6 Certain Audited Financial Statements. Seller shall cooperate with Purchaser in obtaining, at Purchaser's expense, reviewed financial statements of each of K-T Feldspar and Southeastern for the year ended December 31, 2000. The audited financial statements of the Subsidiaries (excluding K-T Feldspar and Southeastern) and the reviewed financial statements of K-T Feldspar and Southeastern delivered hereunder shall be accompanied by corresponding opinions of PWC subject only to standard exceptions and qualifications (including without limitation a qualification as to the absence of federal tax accruals).

     5.7 Purchaser's Obligations. Purchaser agrees to continue to be bound by that certain Confidentiality Agreement dated as of June 5, 2000 between Imerys, S.A. and Seller (the "Confidentiality Agreement").

     5.8 Joint Obligations. The following shall apply with equal force to Seller, on the one hand, and Purchaser, on the other hand:

               (a) Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable.

               (b) Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which is reasonably expected to prevent the consummation of the transactions contemplated hereby.

               (c) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

     5.9 Deliveries of Information; Consultations. From time to time prior to the Closing Date:

               (a)  Seller shall furnish promptly to Purchaser: (i) all separate monthly financial statements of the Subsidiaries (as prepared by the Subsidiaries in accordance with their normal accounting procedures) promptly after such financial statements are available; (ii) all other material information concerning the operations, properties, financial condition and personnel of the Subsidiaries as Purchaser may reasonably request (including work papers related to the Audited Financial Statements); (iii) updated financial information of Seller (to the extent it is publicly available or affects Seller's ability to transfer the Stock, free and clear of all Claims); (iv) verbal information as to whether Seller reasonably expects to comply with Section 6.1 as of the Closing Date; and
     (v) the status of all pending silicosis, dioxin or other material litigation, including the Zemex Dispute.

               (b) Seller shall confer and consult with representatives of Purchaser on a regular and frequent basis to report on operational matters of the Subsidiaries, provided such conferences and consultations do not materially interfere with the operation of the Subsidiaries.

               (c) Seller shall notify Purchaser immediately: (i) of any Acquisition Proposal; (ii) of any inquiry received by Seller or any of its Affiliates from any Person concerning an Acquisition Proposal; (iii) of any request from any Person for confidential information concerning any of the Subsidiaries, or both; and (iv) if any Person seeks to initiate or continue any discussions or negotiations with Seller or any of its Affiliates concerning a Competing Transaction or an Acquisition Proposal. For the purposes of this Agreement, (x), "Acquisition Proposal" shall mean any inquiry, proposal or offer relating to a Competing Transaction, and (y) "Competing Transaction" shall mean any or all of the following, other than the transactions contemplated hereby: (i) a sale, transfer or other disposition of all or substantially all of the assets of any of the Subsidiaries in a single transaction or a series of related transactions;
     (ii) a sale, transfer or assignment of more than 50% of the outstanding shares of capital stock of any of the Subsidiaries (including by means of a merger); or (iii) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

     5.10 Supplemental Disclosure. Seller shall be permitted hereunder and shall have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in a Schedule; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Purchaser.

     5.11 Payoff of Indebtedness and Release of Liens. Prior to or contemporaneously with the Closing, Seller shall, or shall cause the
Subsidiaries to, pay off any Indebtedness of the Subsidiaries, to have all Intercompany Accounts settled in full, and cause all Claims on the Stock of any Subsidiary (other than Permitted Liens) related to such Indebtedness to be fully released by the holders thereof.

     5.12 Employment of Carland. Purchaser shall negotiate in good faith with Robert Carland the terms under which Mr. Carland's employment shall continue with the Subsidiaries. Seller shall cooperate with Purchaser during such negotiations between Purchaser and Mr. Carland and keep Mr. Carland employed in his current capacity with the Subsidiaries from the date hereof until the earlier of the Closing Date or the termination of this Agreement.

                                    ARTICLE 6
                        PURCHASER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     6.1 Representations and Warranties. Each of the representations and warranties of Seller contained herein (as they may have been supplemented pursuant to Section 5.10) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing as if originally made on the Closing Date (other than any such representations or warranties given as of a specific date, which shall be true and correct in all material respects as of such date), except as affected by the transactions contemplated or permitted hereby.

     6.2 Covenants. Seller shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing (including, without limitation, all obligations which Seller would be required to perform at the Closing if the transactions contemplated hereby were consummated).

     6.3 No Injunction. No court or governmental or regulatory authority of competent jurisdiction shall have entered an order which enjoins the carrying out of the transaction contemplated by this Agreement nor shall any bona fide third party not an Affiliate of Purchaser have pending in a court of applicable jurisdiction, on the basis of a bona fide, non-frivolous claim, a petition for an order enjoining the carrying out of the transactions contemplated by this Agreement.

     6.4 No Material Adverse Change. During the period from December 31, 2000 to the Closing Date, there shall not have occurred, and there shall not exist on the Closing Date, any condition or fact which has, or is reasonably expected to result in, a Material Adverse Effect.

     6.5 HSR Act. The waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated without any requirement to sell, separate or divest any assets, business, or interests in any assets or businesses of Purchaser, its subsidiaries or any of the Subsidiaries.

     6.6 Consents. All of the consents referred to in Schedule 6.6 shall have been obtained (without cost to Purchaser or any of the Subsidiaries in excess of the normal and customary cost associated therewith) or, to the extent the Permits and Environmental Permits held by any of the Subsidiaries would terminate upon a change of control of any of the Subsidiaries, Purchaser shall have either obtained licenses and permits on substantially the same terms as such Permits and Environmental Permits, or shall have obtained binding commitments from the applicable governmental authorities to issue such licenses and permits to such Subsidiaries following the Closing.

     6.7 Opinion of Seller's Counsel. Seller shall have delivered to Purchaser the written opinion of Michael B. White, Esq., in substantially the form of Exhibit A attached hereto, and the written opinion of Bell, Boyd & Lloyd LLC, counsel to Seller, in substantially the form of Exhibit B attached hereto, each dated as of the Closing Date (it being understood that each such opinion may rely on the opinion of the other and on the opinions of local counsels as to certain matters).

     6.8 2000 Review. PWC shall have delivered to Purchaser a balance sheet of each of K-T Feldspar and Southeastern as of December 31, 2000 and combined statements of income, retained earnings and cash flows of K-T Feldspar and Southeastern for the year then ended as described in Section 5.6.

     6.9 Stock Purchases. Prior to or contemporaneously with the Closing, the Incidental Owners shall sell and Purchaser or a designee thereof shall purchase all of the shares of capital stock of the Subsidiaries owned by such Incidental Owners free and clear of any Claims for a purchase price of One Dollar (U.S. $1.00) per share, which consideration shall be acknowledged as sufficient by such Incidental Owner.

                                    ARTICLE 7
                          SELLER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Seller, the obligations of the Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

     7.1 Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing as if originally made as of the Closing Date (other than any such representations and warranties given as of a specific date, which shall be true and correct in all material respects as of such date), except as affected by the transactions contemplated or permitted hereby.

     7.2 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transactions contemplated hereby were consummated).

     7.3 No Injunction. No court or governmental or regulatory authority of competent jurisdiction shall have entered an order which enjoins the carrying out of the transactions contemplated by this Agreement nor shall any bona fide third party not an Affiliate of any of the Subsidiaries have pending in a court of applicable jurisdiction, on the basis of a bona fide, non-frivolous claim, a petition for an order enjoining the carrying out of the transactions contemplated by this Agreement.

     7.4    HSR   Act.   The  waiting  period  applicable  to  the  transactions
contemplated hereby under the HSR Act  shall have expired or been terminated.

     7.5 Opinion of Purchaser's Counsel. Purchaser shall have delivered to Seller the written opinion of Alston & Bird, counsel for Purchaser, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

                                    ARTICLE 8
                                COSING DOCUMENTS

     8.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article 8. All documents which Seller and Incidental Owners shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

     8.2 Purchaser's Deliveries. Subject to the fulfillment or written waiver of the conditions set forth in Article 6, Purchaser shall execute and/or deliver to Seller all of the following:

               (a) the Purchase Price, minus the Holdback Amount or as adjusted (as the case may be) by the Estimated Purchase Price Adjustment;

               (b) a certified copy of Purchaser's Certificate of Incorporation and by-laws;

               (c) a certificate of good standing of Purchaser, issued not earlier than thirty (30) days prior to the Closing Date by the Secretary of State of Delaware.

               (d) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered hereunder, on behalf of Purchaser;

               (e) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement, and any other document delivered by Purchaser hereunder;

               (f) a closing certificate executed by the Chief Executive Officer of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied, all in such reasonable detail as the Seller and its counsel shall reasonably request, and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser; and

               (g) without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Purchaser to consummate the transaction contemplated hereby.

     8.3 Seller's Deliveries. Subject to the fulfillment or written waiver of the conditions set forth in Article 7, Seller, or, as the case may be, the Incidental Owners, shall execute or deliver to Purchaser all of the following:

               (a) a certified copy of the Certificate of Incorporation (certified within one hundred twenty (120) days prior to the Closing Date by the Secretary of such Subsidiary's state or jurisdiction of incorporation) and by-laws, or comparable documents (certified as of the Closing Date by the Secretary of such Subsidiary), with respect to each of the Subsidiaries;

               (b)  certificates of good standing issued not earlier than thirty
     (30) days prior to the Closing Date (i) with respect to K-T Clay, by the Secretaries of State of Delaware, Kentucky, Tennessee, Mississippi, South Carolina and Georgia; and (ii) with respect to K-T Feldspar, by the Secretaries of State of North Carolina and Tennessee.

               (c) to the extent documents of such type are reasonably available, a notary public certificate of good standing of K-T Mexico and Recursos issued not earlier than thirty (30) days prior to the Closing Date by Mexican authorities;

               (d) to the extent documents of such type are reasonably available, notary public certificates of good standing of Hecla Brazil, Duque, and Mineracao Hecla issued not earlier than thirty (30) days prior to the Closing Date by Brazilian authorities;

               (e) an incumbency and specimen signature certificate with respect to the officers of the U.S. Subsidiaries executing any document delivered by the U.S. Subsidiaries hereunder or in connection with the transaction contemplated hereby, on behalf of the U.S. Subsidiaries;

               (f) an incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement or any document delivered by Seller hereunder or in connection with the transaction contemplated hereby, on behalf of Seller;

               (g) certificates representing all Stock, duly endorsed in blank or with duly executed stock powers attached, and certificates representing the shares or quotas (as the case may be) of the Subsidiaries which are owned by the Incidental Owners, endorsed in favor of such Persons as Purchaser shall specify by written notice delivered to Seller prior to the Closing;

               (h) a closing certificate duly executed by the Chief Executive Officer of Seller, on behalf of Seller, to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied, all in such reasonable detail as the Purchaser and its counsel shall reasonably request, and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller;

               (i) the written resignations, effective as of the Closing Date, of such of the directors and officers of the Subsidiaries as are designated by Purchaser no later than ten (10) days prior thereto;

               (j) physical possession of all records, tangible assets, licenses, policies, Contracts, plans or other instruments owned by or pertaining to the Subsidiaries which are in the possession of Seller it being understood that presence at the Real Estate or Leased Premises of such materials shall be deemed to constitute delivery hereunder;

               (k)  all consents obtained pursuant to Section 5.1(c) and 6.6;

               (l) the minute books, stock records and other corporate governance books and records of the Subsidiaries, it being understood that presence at the Real Estate or Leased Premises of such materials shall be deemed to constitute delivery hereunder;

               (m) UCC-1, UCC-2, Federal and State tax lien, bankruptcy and seven (7) year judgment searches with respect to K-T Clay, for the States of Kentucky, Tennessee, South Carolina, Mississippi and Georgia, and the counties thereof in which a portion of the business of K-T Clay is conducted, and with respect to K-T Feldspar, for the State of North Carolina, and the counties thereof in which a portion of the business of K-T Feldspar is conducted and patent, trademark and copyright searches with respect to K-T Clay and K-T Feldspar, and comparable Mexican searches with respect to K-T Mexico (to the extent documents of such type are reasonably available) all prepared by search companies reasonably satisfactory to Purchaser, and dated not earlier than forty-five (45) days prior to the Closing Date;

               (n) owner's title insurance policies (ALTA Owner's Policy Form B (rev. 1992)) with respect to the Properties identified on Schedule 4.12(b), insuring K-T Clay or K-T Feldspar, as the case may be, and issued as of the Closing Date by title insurance companies reasonably satisfactory to Purchaser, in the amounts of $5,000,000 with respect to the Properties located in Kentucky, Tennessee, Mississippi and North Carolina and $5,000,000 with respect to the Properties located in South Carolina and Georgia, showing fee simple title thereto to be vested in K-T Clay or K-T Feldspar, as the case may be, subject in each case only to the general exceptions contained in such policies and Permitted Liens (other than fixture filings in favor of Standard Bank London Limited), with extended coverage over such general exceptions as may be insured over without a current survey and a nonimputation endorsement, and to the extent available, a zoning endorsement in the form of ALTA endorsement Form 3.0, a tie-in endorsement, a last dollar endorsement, an owner's comprehensive endorsement, and subdivision, survey, access, tax parcel, creditors' rights and utility facilities endorsements. The cost of such title insurance (including both premiums and title investigation charges) shall be payable in equal shares by Seller and Purchaser;

               (o)  a certification duly executed by Seller that Seller is not a
     foreign  person,  in  the  form  provided in Treasury  Regulation   1.1445-
     2(b)(2)(iii)A;

               (p) a pay-off letter, accompanied by wire transfer instructions, from Standard Bank London Limited, setting forth the amount necessary to satisfy Seller's indebtedness to such lender as of the Closing Date, and containing the commitment of said lender to terminate all financing statements and/or mortgages in favor of such lender covering any assets of any of the Subsidiaries upon receipt of payment in full of such amount;

               (q) a notice of this transaction (as prepared by Purchaser and reviewed by Seller), to be given to employees of each of the Subsidiaries, in form and substance reasonably satisfactory to Purchaser and Seller;

               (r) a notice of this transaction (as prepared by Purchaser and reviewed by Seller), to be given to customers and suppliers of each of the Subsidiaries, in form and substance reasonably satisfactory to Purchaser and Seller;

               (s) a release from Seller and its Affiliates, on the one hand, and each of the Subsidiaries, on the other hand, whereby Seller and its affiliates release all claims of every kind which it may have prior to or as a result of the Closing against the Subsidiaries, except for those claims arising under Article 11 of this Agreement;

               (t) to the extent assignable, an assignment of all of Seller's rights under all confidentiality agreements which Seller shall have executed in connection with the proposed sale of the Subsidiaries; and

               (u)   without  limitation  by  the specific  enumeration  of  the
     foregoing,  all  other  documents  reasonably  required  from   Seller   to
     consummate the transaction contemplated hereby.

                                    ARTICLE 9
                             POST-CLOSING AGREEMENTS

     9.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article 9.

     9.2 Inspection of Records. Seller, on the one hand, and Purchaser, on the other hand, and their respective Affiliates, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to the Subsidiaries available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of any of the Subsidiaries occurring prior to and relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Subsidiaries, provided such right of inspection shall not obligate any party or entity to waive, violate, or jeopardize attorney/client privilege or similar privileges. As used in this Section 9.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

     9.3 Use of Trademarks. Seller shall not use and shall not license or permit any third party to use, any name, slogan, logo or trademark which is identical, or confusingly similar to any of the names or trademarks included in the Intellectual Property.

     9.4 Back-Up. Seller shall, at Purchaser's request, furnish complete detailed back-up material with respect to any of the Subsidiaries, the past financial statements of any of the Subsidiaries, and the Financial Statements and the Audited Financial Statements as are in Seller's possession or are reasonably available to Seller.

     9.5 Payments of Accounts Receivable. In the event Seller shall receive any instruments of payment of any of the accounts receivable of any of the Subsidiaries, Seller shall forthwith deliver such instruments to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser. In the event Purchaser shall receive any instruments of payment of any amount owing Seller, Purchaser shall forthwith deliver such instruments to Seller, endorsed where necessary, without recourse, in favor of Purchaser.

     9.6 Third Party Claims. The parties shall cooperate with each other and give each other access to information, documents and personnel as reasonably required with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article 11, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

     9.7 Non-Solicitation. From and after the Closing and until the second anniversary of the Closing Date, Seller shall not, and shall cause its
Affiliates to not, directly or indirectly, as a partner, stockholder, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an employee, consultant or otherwise) any Persons who are then current employees of any of the Subsidiaries or take any actions which are intended to persuade any employee of the Subsidiaries to terminate his or her association with the Subsidiaries.

     General solicitations of employment published in a journal, newspaper, electronic database, website, or internet posting or other publication of general circulation and not specifically directed towards employees of the Subsidiaries, as the case may be ("General Solicitations"), and hiring of Persons responding to such General Solicitations (including, without limitation, employees of the Subsidiaries), shall not be deemed to constitute solicitation for purposes of this Section 9.7 and any hires in response to such General Solicitations shall not violate the provisions of this Section 9.7.

     9.8 Confidentiality. From and after the Closing, Seller and its Affiliates shall keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person, any information regarding the Subsidiaries. The obligation of Seller and its Affiliates under this Section 9.8 shall not apply to information which: (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 9.8, (ii) is required to be disclosed by law, order or regulation of a court or tribunal or government authority, or (iii) is required in connection with litigation relating to the Zemex Agreement or a Zemex Dispute; provided, however, that in the case of any proceeding before any court or other tribunal (other than a proceeding described in clause (iii)), Seller shall notify Purchaser as early as reasonably practicable prior to disclosure to allow Purchaser to take appropriate measures to preserve the confidentiality of such information.

     9.9  Non-Compete.

     From and after the Closing and until the fifth anniversary of the Closing Date, Seller shall not and shall cause its Affiliates to not, directly or indirectly, as a partner, stockholder, proprietor, consultant, joint venturer or in any other capacity:

               (a)    engage  in,  or  own,  manage,  operate  or  control,   or
     participate in the ownership, management, operation or control of, any business or entity which engages anywhere in North America or Mexico in the business of (A) mining, processing or distributing ball clay, feldspar or kaolin other than incidental to other mining activities, (B) the manufacture of ceramic bodies, or (C) manufacturing or selling any products for distribution to any customers of the Subsidiaries on the Closing Date which products compete, directly or indirectly with the Business; provided, however, that nothing herein shall prohibit Seller and its Affiliates from owning, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity in any of the foregoing lines of business so long as neither Seller nor any of its Affiliates participates in any way in the management, operation or control of such entity; or

               (b)   solicit any customer of any of the Subsidiaries to purchase
     products  or  services  which  are  regularly  supplied  by  any   of   the
     Subsidiaries as of the Closing Date.

     9.10 Specific Performance. Seller acknowledges that, given the nature of the business of the Subsidiaries, the covenants contained in Sections 9.7, 9.8, and 9.9 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of Purchaser the goodwill of the Subsidiaries and to protect the legitimate business interests of Purchaser. If, however, any portion of Sections 9.7, 9.8, and 9.9 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action. Seller agrees that Purchaser's remedies at law for any breach or threat of breach by Seller of the provisions of Sections 9.7, 9.8, and 9.9 will be inadequate, and that Purchaser shall be entitled to an injunction or injunctions, without the necessity for the posting of a bond or other collateral security, to prevent breaches of the provisions of Sections 9.7, 9.8 and 9.9 and to enforce specifically the terms and provisions hereof.

     9.11 Retention Bonuses. Seller shall pay when due, or promptly reimburse the applicable Subsidiary for, all retention or "sale" bonuses under agreements in existence as of the Closing Date and which bonuses are payable solely by virtue of the Closing to employees of any of the Subsidiaries, it being understood that Seller shall have no liability for any cost, payment, damage, expense, or bonus arising due to a combination of the Closing and any other fact, circumstance, or event (e.g., termination by employer or employee or reduction in responsibilities, title or compensation, including any reduction of responsibility that automatically occurs as a consequence of the Closing).

     9.12      Intentionally Omitted.

     9.13 Retirement Plans. The Kentucky-Tennessee Clay Company Hourly Employees' Pension Plan has been, and will remain, sponsored and maintained by K-T Clay for the benefit of its eligible hourly employees and the K-T Feldspar Corporation Hourly Employee Pension Plan has been, and will remain, sponsored and maintained by K-T Feldspar for the benefit of its eligible hourly employees. Salaried employees of K-T Clay and K-T Feldspar have been covered under Seller's Hecla Mining Company Retirement Plan ("Seller's Retirement Plan"). Seller shall fully vest all affected salaried employees of K-T Clay and K-T Feldspar under Seller's Retirement Plan as of the Closing Date. Purchaser, K-T Clay and K-T
Feldspar shall establish such new retirement programs as are considered desirable to cover salaried employees of K-T Clay and K-T Feldspar with respect to future retirement benefit accruals on and after the Closing Date. It is the intent of Purchaser and Seller to apportion the assets and liabilities of Seller's Retirement Plan in accordance with and subject to the following provisions of this Section 9.13.

               (a) It is the intent of Purchaser and Seller to apportion the liabilities and assets of Seller's Retirement Plan to provide for a transfer to Purchaser's Retirement Plan (as defined below) of liabilities as of the Closing Date, and a transfer of assets within ninety (90) days of the Closing Date in an amount equal to the liabilities for retirement benefits of employees who are employees of K-T Clay and K-T Feldspar immediately after the Closing Date as measured by the Projected Benefit Obligation (as defined in Statement of Financial Accounting Standards #87), plus the Hourly Plan Underfunding Amount as defined in (d) below. The determination of the Projected Benefit Obligation shall be made using the actuarial assumptions used by Seller's actuary for plan funding purposes for the 2000 plan year, as evidenced by the actuarial report prepared by Rael & Letson and dated June 22, 2000 and a discount rate of 7% per year. Purchaser shall establish or shall cause K-T Clay and K-T Feldspar, either jointly or separately, to establish a retirement plan ("Purchaser's Retirement Plan") which shall be equal in all material respects to Seller's Retirement Plan with respect to benefits accrued as of Closing Date, including optional forms of benefits. Purchaser's Retirement Plan will assume the liability for benefits accrued under Seller's Retirement Plan prior to the Closing Date with respect to employees who are employed by K-T Clay and K-T Feldspar immediately after the Closing Date, contingent upon the receipt of the transferred assets as provided herein. Such amount to be transferred as of the Closing Date shall accrue interest at a rate of 7% per annum from the Closing Date until the date of transfer, and shall be reduced by the amount of any benefit payments (plus interest at 7%) made to or on behalf of covered employees after the Closing Date and prior to the date of transfer. In the event that Seller's Retirement Plan does not transfer the full amount specified herein, by reason of Section 414(l) of the Internal Revenue Code, or any regulations or interpretations thereunder, or by reason of any other law or regulation, or for any other reason, Seller shall pay to Purchaser the difference between the transfer amount specified herein and the amount actually transferred.

               (b) The amount of transferred assets as described above may be transferred in cash or in kind, to the extent a transfer in kind is approved by

     Purchaser. As soon as practicable following the Closing Date, but not later than fifteen (15) days following the Closing Date, Seller and Purchaser shall each file Forms 5310-A, to the extent not excepted from such filing requirement by applicable regulations, in respect of Seller's Retirement Plan in the case of Seller, and Purchaser's Retirement Plan in the case of Purchaser, and shall provide the other party a copy thereof; provided, however, that the proposed transfer date referenced in the Forms 5310-A shall not be interpreted to change any provision of this Section 9.13. The actuarial calculations required hereunder shall be provided by Seller and performed by Rael & Letson ("Seller's Actuary") using the actual employee data for each plan on the Closing Date. No later than fifteen (15) days following the Closing Date, Seller shall provide to Purchaser a copy of the report of Seller's Actuary embodying the results of such calculation, and any participant data and other information needed to duplicate and confirm the calculations of the Seller's Actuary. An actuary designated by Purchaser shall, at Purchaser's expense, be entitled to confirm the accuracy of the calculations of the Seller's Actuary. In the event of a disagreement between said actuaries, the actuaries shall attempt to settle such disagreement. If the Seller's Actuary and the Purchaser's actuary are unable to settle their disagreement within forty-five (45) days following the Closing Date, the disagreement shall be settled by a third independent actuary agreed to by Seller and Purchaser, provided that such third actuary shall be limited to an amount not less than the transfer amount determined by the Seller's Actuary and not more than the amount determined by the Purchaser's actuary and further provided that such disagreement shall be settled no later than ninety (90) days following the Closing Date. Seller and Purchaser shall each pay one-half of the fee charged by any such third actuary. Seller and Purchaser shall cause any required advance notification to the IRS regarding transfers of plan assets to be made and shall cooperate to secure any approval by any government agency which is required by law for a transfer of assets and liabilities for benefits from Seller's Retirement Plan to Purchaser's Retirement Plan.

               (c) Purchaser shall be entitled to receive from Seller, within a reasonable time after the Closing Date and at all times thereafter, such pertinent data and information that Purchaser may reasonably require (including, but not limited to, participant and beneficiary records) to implement the requirements of this Section 9.13, to administer Purchaser's Retirement Plan and to respond to any claims, audits or examinations. Seller and Purchaser shall cooperate with each other in all respects relating to this Section 9.13 and, except as otherwise set forth, shall each pay their respective expenses arising from the obligations undertaken by each pursuant to this Section 9.13.

               (d) For purposes of this Section 9.13, the term "Hourly Plan Underfunding Amount" shall be the excess, if any, of the sum of the Projected Benefit Obligation of the Kentucky-Tennessee Clay Company Hourly Employees' Pension Plan and the Projected Benefit Obligation of the K-T Feldspar Corporation Hourly Employee Pension Plan (the "Hourly Plans") over the total fair value of the assets of the Hourly Plans as of the Closing Date. The Projected Benefit Obligation of each plan shall be determined as of the Closing Date in accordance with Statement of Financial Accounting Standards # 87 using the actuarial assumptions used by the Seller's Actuary for funding purposes for each such plan for the 2000 plan year as evidenced by the actuarial reports prepared by Rael & Letson and dated August 18, 2000 and May 1, 2000 respectively, and a discount rate of 7% per year.

     9.14 Claims under Welfare Plans. Seller shall reimburse Purchaser for all liabilities of any of the Subsidiaries under the Welfare Plans in regard to any claims submitted on behalf of employees or former employees, or their eligible dependents, of any of the Subsidiaries, or of Seller or any Affiliate of Seller, with respect to illnesses or injuries which have occurred or are in existence on or prior to the Closing Date (including IBNR claims) in each case for the portion thereof which pertains to the period ending on the Closing Date, regardless of when the claim is made; provided, however, that Seller shall have no liability or obligation under this Section 9.14 except to the extent the aggregate of such claims and liabilities shall exceed the reserve therefor on the Final Balance Sheet. Purchaser shall provide (or shall cause the third-party administrator administering such Welfare Plans to provide) monthly statements to Seller, setting forth in detail all claims and payments made under such Welfare Plans during such month on account of illnesses or injuries in existence or occurring prior to the Closing Date.

     9.15 Hecla Name. Purchaser shall promptly take all action necessary or advisable to change the names of Hecla Brazil and Mineracao Hecla to delete the name of "Hecla" therefrom and to remove all reference to "Hecla" from their and their Affiliates' logos, letterheads, doing business designations and qualifications, and its other assets, properties, equipment, and documentation, and filings. Purchaser acknowledges that Seller shall retain all worldwide rights to the trademark, trade name, and corporate name of "Hecla".

     9.16 Releases/Collateral. Purchaser shall take all appropriate and reasonable actions to cause Seller and each of its Affiliates to be released, as soon as reasonably practicable after the Closing (but for those listed on Schedule 9.16, in no event longer than sixty (60) days from the Closing Date and for others, sixty (60) days after Purchaser is notified or becomes aware of the existence of such guaranty, collateral or other obligations), from all guaranty, collateral or other obligations entered into by Seller or any of such Affiliates in connection with a deposit, bond, letter of credit or other security device (including, without limitation, any equipment leases) provided or maintained by or on behalf of any Subsidiary with respect to reclamation or other obligations, and Purchaser shall take all actions necessary or appropriate to ensure that Seller or such Affiliate promptly receives any deposit, collateral, or other assets made available as a result of such release, provided that if any such release or return is not commercially possible, Purchaser shall, instead, provide to Seller or its Affiliate, as the case may be, its corresponding guaranty (which shall be deemed an obligation of Purchaser hereunder) and back-to-back collateral for such non-returned deposit, collateral or other assets.

     9.17 Technology Support. Seller shall provide telephone support consistent with its current operating support, to Purchaser in connection with the operation of the Jonas & Erickson business system software and Seller shall allow Purchaser the right to use the Jonas & Erickson business system software, and the Dynacom terminal emulation package, each as currently configured and currently used by the Subsidiaries and which is licensed in the name of Seller. Such operating support shall be provided for the earlier to occur of (a) twelve
(12) months following the Closing Date, (b) the date Purchaser purchases and implements a suitable replacement for such Software or (c) 60 days following the date Seller notifies Purchaser that it is committed to purchase and implement a replacement for such software.

     9.18 Tax Support Services. After the Closing Date at a cost equal to $75.00 per hour, plus out-of-pocket costs, Seller shall provide Purchaser with all tax support services substantially similar to those historically provided by Seller to the Subsidiaries prior to or on the Closing Date in connection with the preparation of the first federal and state income and franchise tax filings of Purchaser including the Subsidiaries with Purchaser's tax returns (or of the Subsidiaries individually (if certain tax filings are made at the subsidiary level)).

                                   ARTICLE 10
                                      TAXES

     10.1  In  General.   This  Article 10 shall govern the  obligation  of  the
parties with respect to Taxes.

     10.2 Reporting and Payment of Taxes. For all taxable periods of the U.S. Subsidiaries ending on or prior to the Closing Date, (i) the parties shall cause the U.S. Subsidiaries to join in Seller's consolidated federal income Tax Returns and, in jurisdictions requiring or permitting combined reporting with Seller or any of its Affiliates, to join in combined income Tax Returns for such jurisdictions, in accordance with current practices, and Seller shall pay the Taxes required to be paid in respect of such Tax Returns, (ii) Seller shall cause the Subsidiaries to file all other income Tax Returns to the extent such returns are required to be filed (taking into account any extensions) on or before the Closing Date and pay the Taxes required to be paid in respect of such Tax Returns, and (iii) Purchaser shall cause the Subsidiaries to file all other state income Tax Returns required to be filed on or after the Closing Date and pay the Taxes required to be paid in respect of such Tax Returns. Purchaser shall cause the Subsidiaries to file separate, combined or consolidated income Tax Returns, or shall include the Subsidiaries in its combined or consolidated income Tax Returns, for all Tax periods ending after the Closing Date and shall pay or cause to be paid all Taxes required to be paid in respect of such Tax Returns. Seller shall cause to be filed all other Tax Returns required to be filed (taking into account any extensions) by Seller on behalf of any of the Subsidiaries on or before the Closing Date, and shall pay or cause to be paid all Taxes required to be paid in respect of such Tax Returns, and Purchaser shall cause to be filed all other Tax Returns required to be filed by, or on behalf of, any of the Subsidiaries and shall pay or cause to be paid all Taxes shown to be due thereon. All Tax Returns referred to in this Section 10.2 shall be filed in a timely manner and in proper form. Purchaser shall prepare and provide Seller with copies of each Tax Return (or the relevant portions thereof) reflecting any obligations with respect to any taxable period of any of the Subsidiaries which begins before and ends after the Closing Date ("Straddle Periods") at least thirty (30) days prior to the due date for filing such return, and Seller shall have the right to review and to grant or withhold approval of such Tax Returns (which approval shall not unreasonably be withheld). Purchaser and Seller shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof.

     10.3 Certain Unpaid Taxes. To the extent an accrual on the Final Balance Sheet with respect to the Taxes for the portions of Straddle Periods ending on the Closing Date exceeds the amount of Taxes paid by the Subsidiaries on account of such Straddle Period Taxes with respect to such period, as the case may be, Purchaser shall cause the applicable Subsidiary, as appropriate, to refund the excess to Seller. To the extent such accrual is less than the amount of such Taxes paid by the applicable Subsidiary, Seller shall reimburse the applicable Subsidiary for the deficiency. Any such refund or reimbursement shall be paid concurrently with the filing of the related return relating to such Straddle Period Taxes or reflecting the effect of the Tax Election (as the case may be).

     10.4 Allocations Relating To Taxes. Responsibilities for Taxes shall be allocated between Seller and Purchaser as follows:

               (a) For federal income Tax purposes, the taxable year of the Subsidiaries shall end as of the close of the Closing Date and, with respect to all other Taxes, Seller and Purchaser will, unless prohibited by applicable law, close the taxable period of the Subsidiaries as of the close of the Closing Date. Neither Seller nor Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return.

               (b) Any allocation of income or deductions required to determine any Taxes attributable to any Straddle Period shall be made by means of an interim closing of the books and records of the Subsidiaries as of the close of the Closing Date, provided that exemptions, allowances, deductions (including, without limitation, depreciation and amortization deductions) or any Taxes (such as property, sales or similar Taxes) that are calculated on an annual or periodic basis shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period, excluding any impact of the Tax Election. Any disagreements regarding the allocations shall be promptly resolved in an arbitration conducted by the Arbitrating Accountant, whose decision shall be binding on the parties.

               (c) Any transaction occurring outside the ordinary course of business and not caused by Seller or its Affiliates on the Closing Date after the Closing, except with respect to the Tax Election, shall be treated as occurring on the day following the Closing Date.

     10.5 Refunds and Credits. Seller shall be entitled to any refunds or credits for any income Taxes for periods for which Seller is responsible pursuant to this Article 10 or for which Seller must indemnify Purchaser pursuant to Article 11. Purchaser shall be entitled to any refunds of or credits for any income Taxes for periods for which Purchaser is responsible under this Article 10. Refunds for Straddle Periods shall be equitably divided between the parties in accordance with the principles in this Article 10.

     10.6 Cooperation; Audits.  Seller and Purchaser agree that:

               (a) After the Closing Date, Seller and Purchaser shall cooperate fully with each other regarding Tax matters and shall make available to the other as reasonably requested all information, records and documents relating to Taxes governed by this Agreement until the expiration of the applicable statute of limitations or extension thereof or at the conclusion of all audits, appeals or litigation with respect to Taxes relating to the Subsidiaries for such period;

               (b) if Purchaser or any of the Subsidiaries shall receive written notice from an appropriate taxing authority of any pending examination, claims, settlements, proposed adjustments or related matters with respect to Taxes of any of the Subsidiaries that could affect Seller or any of its Affiliates, or if Seller or any of its Affiliates receives written notice from an appropriate taxing authority of any such matters that could affect Purchaser or any of the Subsidiaries, the party receiving such notice shall notify in writing the potentially affected party within ten (10) business days thereafter. The failure of any party to give the notice required by this paragraph (b) shall not impair the party's rights under this Agreement or impose any liabilities on such party except to the extent the other party demonstrates that it has been prejudiced thereby;

               (c) Seller shall have the right, at its expense, to control, conduct, compromise and settle any contest relating to any liability for Taxes for which Seller is solely responsible pursuant to this Article 10. If Purchaser does not consent to such compromise or settlement, however, Seller may turn over control of such contest to Purchaser, and Seller's liability for Taxes with respect to the items subject to the contest shall, in such case, be limited to the amount for which Seller would have been liable under such compromise or settlement;

               (d)   Purchaser  shall  have  the sole  right  to  represent  the
     interests  of  any  of  the  Subsidiaries  in  all  other  Tax  audits   or
     administrative or court proceedings;

               (e) Seller shall not (unless believed required by law) file or amend any Tax Return or claim for refund or credit for taxable periods ending on or before the Closing Date to the extent that adverse consequences as to Purchaser or any of the Subsidiaries would result without Purchaser's written consent, which shall not unreasonably be withheld. Purchaser undertakes that neither it nor any of its Affiliates shall file or amend any tax return or claim for refund or credit, or settle or compromise any matter, for taxable periods ending after the Closing Date to the extent adverse consequences to Seller would result without Seller's written consent, which consent shall not unreasonably be withheld.

                                   ARTICLE 11
                                 INDEMNIFICATION

     11.1 Indemnification by Seller.

               (a) Seller shall indemnify Purchaser and hold Purchaser harmless from any losses, damages, diminution of value of assets or properties, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs and expenses whatsoever (including, without limitation, reasonable attorneys' and expert witness fees and litigation expenses, cost of investigation and defense, and expenses incurred in connection with any product recall and testing expenses) incurred or suffered by Purchaser, the Subsidiaries and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates (together with the additional matters described in paragraph (b) hereof, "Damages") from any of the following:

                    (1) Any inaccuracy in any representation or warranty by the Seller contained in this Agreement or in any reaffirmation thereof in any closing document delivered by Seller pursuant to the provisions of this Agreement, whether or not involving a Third Party Claim, provided that in determining whether an inaccuracy exists in Section 4.3(c), 4.4, 4.10, 4.13(a), 4.13(b), 4.17(e), and 4.18 for purposes of this Section 11.1(a)(1)
     only, any exception in such Sections or subsections, as the case may be, for the defined term "Material Adverse Effect" shall be disregarded, but any use of the undefined term "material" or "materiality" shall continue to apply.

                     (2) Any breach of or failure to perform any covenant or agreement by the Seller contained in this Agreement or in any closing document delivered by Seller pursuant to the provisions of this Agreement;

                    (3) Taxes which are unpaid as of the Closing Date and which are imposed upon any of the Subsidiaries with respect to (i) any taxable period ending on or before the Closing Date for which a tax return shall be filed by Seller pursuant to Section 10.2 ("Pre-Closing Periods"), and (ii) Taxes imposed on any of the Subsidiaries pursuant to and solely by reason of Treasury Regulations Section 1.1502-6 (or any comparable provision under state, local, or foreign law or regulation imposing several liability upon members of a consolidated, combined, affiliated or unitary group) for any Pre-Closing Period; provided, however, that clause (ii) shall apply only with respect to such Taxes for which Seller or its Affiliates are also liable;

                     (4) Taxes resulting from Taxes imposed on any of the Subsidiaries with respect to the portion of any Straddle Period ending on the Closing Date (except to the extent of the excess of the amount reflected on the Final Balance Sheet over any amounts refunded to Seller by Purchaser pursuant to Section 10.3);

                     (5)   Without  being limited by subparagraph  (1)  of  this
     Section 11.1(a) and without regard to the fact that any one or more of the items referred to in this Section 11.1(a)(5) may be disclosed in any of the Schedules to this Agreement or in any documents included or referred to herein, any action or failure to act in violation of any applicable ERISA provision, in whole or in part, and any liabilities incurred, on or prior to the Closing Date with respect to any Benefit Plan which any of the Subsidiaries or Seller or any ERISA Affiliate has at any time maintained or administered or to which any of the Subsidiaries or Seller or any ERISA Affiliate has at any time contributed, other than any underfunding in any funded Benefit Plans that would be offset as provided in Section 9.13;

                     (6)   Without  being limited by subparagraph  (1)  of  this
     Section 11.1(a), and without regard to the fact that any one or more of the items reflected in this Section 11.1(a)(6) may be disclosed in the Schedules to this Agreement or in any document included or referred to herein, any liability or obligation of the Subsidiaries under any Environmental Law resulting from or arising out of:

                         a.   any generation, transportation, storage, treatment
               or Release of any Hazardous Substances giving rise to liability under any Environmental Law occurring on or prior to the Closing Date (including without limitation those that allegedly result in, or result in, any Release or treatment of Hazardous Substances after the Closing Date) at (x) any of the Properties or (y) any Offsite Facility which received Hazardous Substances from any of the Subsidiaries prior to the Closing Date, regardless of when liability is asserted;

                         b. any discharges to or from storm, ground or surface waters or wetlands, and any air emissions or pollution giving rise to liability under any Environmental Law, which result from or are caused by activities, events, conditions or occurrences at any of the Properties prior to the Closing Date;

                          c. the exposure of and resulting consequences to any Persons, including, without limitation, employees of any of the Subsidiaries, to any Hazardous Substances created, generated, processed, handled or originating on or prior to the Closing Date at any of the Properties giving rise to liability under any Environmental Law; or

                          d. without limiting the generality of any of the foregoing provisions of this subparagraph (6), any Environmental Claim as a result of activities, events, conditions or occurrences at any of the Properties prior to the Closing Date;

                     (7)   Without  being limited by subparagraph  (1)  of  this
     Section 11.1 (a) and without regard to the fact that any one or more of the items referred to in this Section 11.1(a)(7) may be disclosed in any of the Schedules to this Agreement or in any documents included or referred to therein or may be otherwise known to Purchaser at the date of this
     Agreement or on the Closing Date, any claim or liability for personal injury, property damage or economic loss or other Damages of any kind whatsoever arising out of (A) dioxin being or having been present in kaolin, feldspar or ball clay mined, processed, manufactured or sold by the Subsidiaries or the exposure of Persons to such dioxin or silica, which result from or are caused by activities, events, conditions or occurrences arising prior to the Closing Date, regardless of when liability is asserted, or (B) employee health and safety matters referenced in Schedule 11.1(a)(7), in each case which result from or are caused by activities, events, conditions or occurrences arising as indicated in Schedule 11.1(a)(7) regardless of when liability is asserted;

                      (8)    Any  claims  or  liability  asserted  against   the
     Subsidiaries in respect of payments received by any of them from OCF prior to its filing of a petition under Chapter 11 of the Bankruptcy Code; and

                     (9)   Any  Damages asserted against, or paid,  suffered  or
     incurred by, the Purchaser (provided the Purchaser may not compromise or settle a claim without the consent of Seller) and resulting from, based upon, or arising out of (i) any dispute or agreement (or termination of any agreement ) between Seller or any of its affiliates (including the Subsidiaries) and Zemex U.S. Corporation or any of its affiliates arising from the Zemex Agreement or (ii) any dispute or litigation between the Purchaser or any of its affiliates and Zemex U.S. Corporation or any of its affiliates related to negotiations, discussions, or agreements involving any potential acquisition by the Purchaser of any assets directly or indirectly owned by Seller that were the subject of the Zemex Agreement (other than any alleged negotiations or agreements by or on behalf of Purchaser or its affiliates with Zemex U.S. Corporation or any of its affiliates or agents) (a "Zemex Dispute"). For purposes of this subsection, "Damages" shall include, but not be limited to, reasonable attorneys' fees incurred in responding to discovery requests or responding to any form of discovery or appearances at trial, travel costs and costs related to individual legal representation of any officer of a Purchaser required to appear in U.S. courts for matters described herein, including in connection with the existing lawsuit described in Section 4.15(e) hereof.

                     (10) (A) Past, present or future Third Party Claims arising out of, or in any way connected with, the ownership of any mineral interest by said third party (other than the right to receive royalty payments) pursuant to any grant or reservation in the prior instruments described on Schedule 11.1(a)(10) hereto, and (B) any Damages incurred by Purchaser arising out of the matter described in Schedule 4.11(c)(i).

               (b) For the purposes of this Agreement, Damages shall include, without limitation: (i) reasonable attorneys', accountants', investigators', consultants' and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any Third Party Claim; (ii) expenses (computed on an after-Tax basis) reasonably incurred to compensate employees for any costs or ramifications associated with compliance with (or lack of compliance with) the requirements of Section 401(a) or 401(k) of the Code; and (iii) costs and expenses reasonably incurred and necessary to bring the Subsidiaries' respective assets and business into compliance with Environmental Laws taking into account any existing grandfather provisions (and which non-compliance occurred prior to the Closing Date) including, without limitation:

                     (1) costs and expenses associated with all filings, court orders, awards or directives issued in connection with such compliance;

                     (2) costs and expenses incurred for the protection of any of the Subsidiaries, their respective employees, members of the public and the environment, and for the prevention of harm to any of the Subsidiaries, their respective employees, members of the public and the environment;

                     (3) costs and expenses resulting from the loss of use of any Real Property or Leased Premises, including, without limitation, moving and relocation costs;

                    (4) costs and expenses of additions to and modifications of the Equipment and the Leased Premises;

                    (5) costs of sampling, monitoring or other testing programs and laboratory equipment; and

                    (6) all legal, engineering and consulting fees and expenses related to any of the foregoing.

               (c) Seller shall not be responsible to Purchaser with respect to any losses, liabilities, damages or expenses as to which Purchaser is otherwise entitled to indemnification pursuant to Section 11.1 (exclusive of Sections 11.1(a)(2), 11.1(a)(3), 11.1(a)(4), 11.1(a)(5), 11.1(a)(7), and
     11.1(a)(9) thereof) unless and until (i) the aggregate amount (taking into account the $10,000 baskets in the following subsection (ii)) of such losses, liabilities, damages and expenses incurred by Purchaser exceeds Three

     Hundred Fifty Thousand Dollars ($350,000) and then only with respect to the amount that in the aggregate is in excess of Three Hundred Fifty Thousand Dollars ($350,000), and (ii) the amount of any one, individual loss, liability, damage or expense incurred by Purchaser exceeds Ten Thousand Dollars ($10,000).

               (d)   Any  claim  for indemnification by Purchaser under  Section
     11.1 (a) shall be asserted by written notice to Seller within the appropriate Claim Period. Any matters as to which a claim has been asserted under Section 11.1(a) within the Claim Period and which are pending or unresolved before the end of the Claim Period shall continue to be covered by Section 11.1(a) until finally terminated or resolved. For the purposes of this Agreement, the relevant "Claim Period" with respect to any claim for indemnification pursuant to this Section 11.1 shall be the following:

                     (1) With respect to any claim under Section 11.1(a)(1) (other than with respect to a breach of Sections 4.1, 4.2, 4.3 (except subparagraph 4.3(c)), 4.4, 4.5, 4.11, 4.12(a), 4.13, 4.15, 4.16, 4.17,
     4.23, 4.24, 4.34 and 4.36), the Claim Period shall be the period commencing on the Closing Date and ending on the last day of the eighteenth full calendar month following the Closing Date.

                    (2) With respect to any claim under Section 11.1(a)(1) with regard to a breach of Section 4.16 or 4.17 or any claim under Sections 11.1(a)(3), (4) or (5), the Claim Period shall be the period commencing on the Closing Date and ending on the date which is six months after the expiration of the underlying statutes of limitation.

                    (3) With respect to any claim under Section 11.1(a)(1) with regard to a breach of Sections 4.11, 4.13, 4.15, 4.34 and 4.36, the Claim Period shall be the period commencing on the Closing Date and ending on the date which is three years after the Closing Date.

                    (4) With respect to any claim under Section 11.1(a)(6), the Claim Period shall be the period commencing on the Closing Date and ending on the date which is five years after the Closing Date.

                     (5) With regard to any claim under Section 11.1(a)(1) with regard to a breach of Sections 4.1, 4.2, 4.3 (except subparagraph 4.3(c)), 4.4, 4.5, 4.12(a), 4.23 or 4.24, or with regard to a claim under Section 11.1(a)(7), 11.1(a)(8) or 11.1(a)(9) and 11.1(a)(10), the Claim Period
     shall be the period commencing on the Closing Date and shall continue thereafter without limitation, provided any such claim shall be made no later than six months after discovery thereof by Purchaser.

               (e) Notwithstanding any provision in this Agreement to the contrary, the maximum aggregate liability of Seller with respect to claims made pursuant to Sections 11.1 (other than Sections 11.1(a)(2), 11.1(a)(3), 11.1(a)(4), 11.1(a)(5), 11.1(a)(7), 11.1(a)(8) and 11.1(a)(9) hereof)
     shall be 30% of the Purchase Price. The maximum aggregate liability of Seller with respect to claims made pursuant to the remaining provisions of
     Section 11.1(a) shall not exceed the amount by which (x) the Purchase Price exceeds (y) all amounts paid by Seller pursuant to the preceding sentence. In addition, Seller shall not be liable with respect to:

                      (1) any contingent, speculative, non-quantifiable or punitive damages, or any consequential, incidental or special damages not directly resulting from the inaccuracy or breach (by way of example, the failure of title to equipment or mineral properties would entitle Purchaser to damages for the value of the equipment or mineral properties, plus reasonable attorneys' fees and expenses if applicable, but not the speculative future profits that might have been earned by the equipment or mineral properties);

                     (2) any losses, damages, liabilities or expenses with respect to which Purchaser had a reasonable opportunity, but failed, in good faith to mitigate its loss including but not limited to, its failure (other than with respect to Environmental Indemnification Claims) to use commercially reasonable best efforts to assert non-insurance contractual rights and its failure to use commercially reasonable best efforts to recover under a policy of insurance, it being understood that this provision shall not obligate Purchaser to purchase any insurance coverage it does not currently have; or

                     (3) except as set forth in Section 11.1(a)(10), title to Real Estate, to the extent Seller has delivered title insurance policies (or commitments therefor) conforming to the requirements of Section 8.3(n); or

                     (4) any losses, damages, liabilities or expenses to the extent arising from or caused by actions taken by Purchaser or its Affiliates or their respective officers, directors or employees after the Closing.
               (f)

                    (1) Purchaser shall not be entitled to indemnification for Damages with regard to any matter set forth in Section 11.1(a), until such time as the cumulative amount for such Damages exceeds the amount of reserves, if any, specifically allocated for such matter as set forth in the Final Balance Sheet.

                    (2) Damages sustained or incurred arising out of any misrepresentations or breaches for which indemnification is provided under Section 11.1(a)(1) shall be determined without regard to any qualification or exception relating to materiality or Material Adverse Effect contained in any such representation or warranty giving rise to the Claim for indemnity hereunder.

               (g) In the event that Purchaser makes a claim for indemnification under Section 11.1(a), Purchaser agrees to give Seller reasonable access to the books, records and employees of Purchaser and the Subsidiaries in connection with the matters for which indemnification is sought to the extent that Seller reasonably deems such access to be necessary in connection with their rights and obligations under this
     Article 11.

               (h) For the purposes of this Agreement, "Third Party Claim" shall mean any claim, action, suit, proceeding or like matter asserted or threatened by a party other than the parties hereto, their Affiliates, and each of their successors and permitted assigns, against any Indemnified Party as to which any Indemnified Party is subject, and which claim is reasonably expected to be subject to a party's obligations of indemnification hereunder.

               (i)   For  the  purposes of clarification, any  losses,  damages, diminution of value of assets or properties, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs and expenses which have been incurred or suffered by any of the Subsidiaries and arise out of a state of facts constituting a breach of a representation and warranty of Seller shall give rise to an obligation of Seller to indemnify Purchaser pursuant to the provisions of Section 11.1(a) shall constitute Damages, and shall be deemed to have been suffered by Purchaser, provided, however, that Purchaser and Subsidiaries may not both collect for such Damages. Similarly, Purchaser may collect Damages only once for the impact of a given breach on Purchaser, the Subsidiaries, and their respective agents, representatives, employees, directors, shareholders, controllers, persons, and affiliates.

     11.2 Indemnification by Purchaser.

               (a) Purchaser agrees to indemnify and hold harmless Seller, its directors, officers, employees, agents, and Affiliates from any loss, damage, diminution of value of assets or properties, liability and expense whatsoever (including, without limitation, reasonable attorneys' and expert witness fees and litigation expenses) resulting to Seller, its directors, officers, employees, agents, and Affiliates from:

                     (1) Any inaccuracy in any representation or warranty by Purchaser contained in this Agreement (other than in Section 3.1 or 3.2) or in any closing document delivered by Purchaser pursuant to the provisions of this Agreement, whether or not involving a Third Party Claim;

                    (2) Any inaccuracy in any representation or warranty by Purchaser contained in Sections 3.1 and 3.2, whether or not involving a Third Party Claim;

                     (3) Any breach of any covenant or agreement by Purchaser contained in this Agreement or in any closing document delivered by Purchaser pursuant to the provisions of this Agreement; or

                     (4) any acts or omissions of Purchaser or any of the Subsidiaries or the operation of their respective businesses or assets for any period after the Closing Date, except for any Damages against which Purchaser is entitled to indemnification pursuant to Section 11.1 hereof.

                     (5) any claim by OCF (or any receiver or trustee in bankruptcy for OCF) for any return of the settlement payment pursuant to that certain settlement agreement between K-T Clay and OCF dated November 17, 2000 and previously supplied to Purchaser due to a breach after the Closing Date of K-T Clay's supply contract for kaolin to OCF's Jackson, Tennessee plant dated March 16, 1998, which contract has previously been supplied to Purchaser.

               (b)   Any claim for indemnification by Seller under Section  11.2
     (a)(1), shall be asserted by written notice to Purchaser within two (2) years after the Closing Date. Any matters as to which a claim has been asserted under Section 11.2(a)(1) within two (2) years after the Closing Date and which are pending or unresolved as of the date which is two (2) years after the Closing Date shall continue to be covered by Section 11.2(a)(1) until finally terminated or resolved. With regard to any other claim under Section 11.2, any claim for indemnification by Seller shall be asserted after the Closing Date without limitation.

               (c) Purchaser shall not be responsible to Seller with respect to any losses, liabilities, damages or expenses as to which Seller is otherwise entitled to indemnification pursuant to Section 11.2(a)(1) unless and until (i) the aggregate amount (taking into account the $10,000 baskets in the following subsection (ii)) of such losses, liabilities, damages and expenses incurred by Seller exceeds Three Hundred Fifty Thousand Dollars ($350,000) and then only with respect to the amount that in the aggregate is in excess of Three Hundred Fifty Thousand Dollars ($350,000), and (ii) the amount of any one, individual loss, liability, damage or expense incurred by Seller exceeds Ten Thousand Dollars ($10,000).

     11.3 Exclusive Nature of Remedies. Except for the remedy of specific performance and other equitable remedies and except to the extent that any of the parties shall have engaged in fraud or a willful breach of this Agreement, if the transactions contemplated by this Agreement are consummated the rights and remedies set forth in this Article 11 shall be the exclusive rights or remedies available to the persons to be indemnified with respect to claims against any of the parties hereto or any of their respective Affiliates, officers, directors and employees for which indemnification is authorized or provided pursuant to this Article. Such limitation shall apply notwithstanding that such claims are asserted by a cause of action or legal theory other than breach of contract.

     11.4 Cooperation. Subject to the provisions of Sections 11.6, and 11.7, the party who is obligated to provide indemnification hereunder (the "Indemnifying Party") shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

     11.5 Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought, but upon payment or defense shall be subrogated to any right of action, claim, contractual right, or insurance coverage applicable to the indemnification.

     11.6 Third Party Claims other than Taxes and Environmental Matters. Forthwith following the receipt of notice of a Third Party Claim, other than a Third Party Claim with respect to Taxes (as to which Section 10.6 shall apply) or environmental matters (as to which Section 11.7 shall apply), the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (ii) if the party giving such notice is a party who is entitled to receive indemnification hereunder (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:

               (a) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification by the Indemnifying Party; or

               (b)   within  thirty (30) days after the date  on  which  written notice of a Third Party Claim has been given
     pursuant to this Section 11.6, the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification its indemnification obligations as provided in this Article 11 and assume the defense of the Third Party Claim;

     then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor only if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (y)
enter  into  any  settlement  that attributes by  its  terms  liability  to  the
Indemnified Party or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article 11 shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 11.6, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 11.6, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. The failure of an Indemnified Party to notify the Indemnifying Party of a Third Party Claim, Environmental Indemnification Claim or any claim for indemnification for a breach of the representations and warranties in Section 4.16 or pursuant to Section 11.1(a)(3) or 11.1(a)(4) within the Claim Period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have with respect to such claim except to the extent the Indemnifying Party is actually prejudiced by such failure.

     11.7 Environmental Claims. Upon Purchaser becoming aware of the occurrence of any event or the existence of any state of facts in respect of which Purchaser could seek indemnification with respect to a claim for breach of any of the representations and warranties contained in Section 4.13 or a claim for indemnification under Section 11.1(a)(6) (an "Environmental Indemnification Claim"):

               (a) Purchaser will give to Seller prompt notice specifying in reasonable detail the basis for such Environmental Indemnification Claim;

               (b) Purchaser will promptly deliver to Seller copies of all draft and final environmental reports, studies, surveys, test data and reports, assessments, cost estimates and all other information available to it or any of the Subsidiaries relating to or supporting such Environmental Indemnification Claim;

               (c) Purchaser will permit and will cause the relevant Subsidiary to permit representatives of Seller (including advisors and consultants) to visit and inspect from time to time any of the properties to which such Environmental Indemnification Claim relates, and to enter on such properties from time to time for the purpose of conducting such environmental tests as Seller may reasonably desire with respect to such Environmental Indemnification Claim, all during normal business hours and at Seller's expense; and

               (d) Purchaser shall exercise reasonable efforts to furnish to Seller drafts of all proposed remediation plans prior to the date on which they are required to be submitted to any applicable governmental authorities in order to give Seller a reasonable opportunity to comment on such draft plans.

               (e) With respect to any Environmental Indemnification Claim involving proposed action by Purchaser required by any Environmental Laws to bring a Property or any Off-Site Facility into compliance with such Environmental Laws (a "Response Action"), Purchaser shall use a reasonable alternative (the "Reasonable Alternative"). The "Reasonable Alternative" shall be limited solely to that action which (A) is, in Purchaser's reasonable judgment, necessary to achieve compliance with Environmental
     Laws, (B) uses, in Purchaser's reasonable judgment, the most cost-effective, commercially reasonable approach that complies with Environmental Laws, and assumes the continued use of the Property as a mining, processing or manufacturing facility, as applicable, and (C) to the extent allowed by Environmental Laws uses institutional controls, containment remedies or other remedies which do not require excavation and disposal of Hazardous Substances, unless such controls, containment or other remedy are reasonably expected to interfere with the continued use of the Property as a mining, manufacturing or processing facility, as applicable, or otherwise expected not to be reasonably practicable. Purchaser may, in selecting a Reasonable Alternative, take into consideration issues other than cost, including, but not limited to, timing, difficulty of implementation, general acceptance of the proposed technology and concerns expressed by interested parties; provided, however, that Seller shall not be liable under this Agreement for any material additional costs for a Response Action beyond the reasonably anticipated costs of a Reasonable Alternative. In no event shall the Purchaser be entitled to indemnity for any Response Action that exceeds applicable clean-up levels established by or under applicable Environmental Laws. All costs and expenses for such Response Action shall be, to the extent possible, reasonable and customary charges in the locality in which the Property or Off-Site Facility at issue is located and for the type and kind of services to be rendered.

     11.8 Characterization of Indemnity Payments. Purchaser and Seller agree to treat any payment made by Seller under this Article 11 to Purchaser as an adjustment to the Purchase Price. However, in the event the IRS determines that any such payment constitutes taxable gain or income to Purchaser or any of the Subsidiaries, such payment shall be increased so that the payee receives, on an after-Tax basis, the amount which would have been received had the payment not resulted in taxable gain or income. In case payments to Purchaser through application to Purchaser's or the Subsidiaries' assets may be deducted for Tax purposes, the amount of Seller's indemnification obligation shall be reduced by the amount equal to the net saving in Taxes resulting from such deduction offer taking into account the Tax consequences to the Purchaser of the receipt of the indemnification payment.

     11.9 Representations at Closing. For the purposes of this Article 11, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing.
                                   ARTICLE 12
                                   TERMINATION

     12.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be terminated and abandoned:

               (a)  in writing by mutual consent of the parties hereto; or

               (b) by Seller, if, as of March 2, 2001, Purchaser has not filed its filings under the HSR Act and Seller has so notified Purchaser of such termination by March 14, 2001, or by Seller, if, as of April 6, 2001, the closing conditions set forth in Article 7 to the performance of the obligations of the Seller shall not have been fulfilled and shall not have been waived by Seller;

               (c) by Purchaser, if, as of a date which is sixty (60) days after the date hereof, the closing conditions set forth in Article 6 to the performance of the obligations of Purchaser shall not have been fulfilled and shall not have been waived by Purchaser;

               (d) by Purchaser, if Purchaser is required or construed to be required to, in connection with the receipt of any regulatory approval or the removal or rescission of any injunction or other order, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to use or limit, before or after the Closing, any assets, businesses, or interest in any assets or businesses of Purchaser, its subsidiaries, or any of the Subsidiaries other than Hecla Brazil (or to consent to any sale, or agreement to sell, or discontinuance or limitation by any Subsidiary of any of its assets or businesses) or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses; or

               (e) by Purchaser, without regard to the accuracy or inaccuracy of any representation and warranty of the Seller regarding the Zemex Agreement, if any pending or threatened dispute or litigation between
     Purchaser, Seller, any of their affiliates or any of their officers, directors or representatives on the one hand and Zemex US Corporation or any of its affiliates on the other arising out of the Zemex Dispute, in the reasonable opinion of Purchaser, is expected to prevent or adversely affect the consummation of the contemplated transaction, or create any material encumbrance or restriction whatsoever relating to the ownership or operation by Purchaser of the Subsidiaries or the Business after the Closing Date.

     12.2 Effect of Termination. In the event of any termination or abandonment of this Agreement pursuant to Section 12.1, no party (or any of its affiliates, parents, officers, directors or employees) shall have any liability or further obligation to any other party to this Agreement, except that (i) nothing herein will relieve any party from liability for fraud or any willful breach of this Agreement, (ii) Section 13.9 shall remain in full force and effect, (iii) the indemnity obligations of Seller in Section 11.1(a)(9) shall remain in full force and effect without limitation as to either the Claim Period or the maximum aggregate liability to Seller, and also without the threshold restrictions set forth in Section 11.1(c) hereof, and (iv) the obligations of the parties under the Confidentiality Letter shall remain in full force and effect.

     12.3 Option Not To Purchase Certain Stock. Purchaser may, in its sole discretion, by providing written notice to Seller prior to or at the Closing, elect not to purchase any of the shares of capital stock of the Subsidiaries; provided, however, that no adjustment for such election shall be made to the Purchase Price. If Purchaser makes such election, this Agreement shall remain in full force and effect except that the shares of capital stock designated in such written election shall not be sold by Seller or purchased by Purchaser hereunder, and the representations, warranties, covenants and agreements related to such shares of capital stock shall no longer be applicable hereunder.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1  Fees.   Seller  shall pay all fees and expenses  due  to  Warrior,  a division of Standard Bank London, Limited by reason of this Agreement.

     13.2 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning this transaction shall be made only with the prior agreement of Seller and Purchaser. Seller and Purchaser shall use reasonable efforts to consult with each other with respect to the content of any such required press release or other publicity.

     13.3 Amendments. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties hereto or, in case of an asserted waiver, signed by the party against which enforcement of the waiver is sought.

     13.4 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto, except that (i) at or prior to the Closing, Purchaser may assign certain of its rights and delegate certain of its duties under this Agreement to a subsidiary corporation, and (ii) after the

Closing, Purchaser may assign its rights and delegate its duties under this Agreement to any third party. No such assignment pursuant to (i) or (ii) above shall relieve Purchaser of any of its liabilities under this Agreement. Seller expressly acknowledges and agrees that any sale or transfer of all or substantially all of its assets (whether such sale or transfer is effected by a sale of stock of any subsidiary or sale or transfer of assets, and whether effected in one or a series of transactions and whether such sale or transfer is effected in a single transaction or in a series of related transactions, to a single acquiring entity or to one or more acquiring entities under common control with the acquiring entity) shall be at fair value in Seller's reasonable judgment and any obligations of Seller hereunder shall continue after any merger (if Seller is the survivor) or be assumed by any legal successor under applicable law (if Seller is not the survivor).

     13.5 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     13.6 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any
Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.7 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person, by reputable courier or by facsimile or electronic transmission. Such notice shall be deemed received on the date on which it is hand-delivered or otherwise confirmed to have been received on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

     If to Seller:       Hecla Mining Company
                         6500 Mineral Drive
                         Coeur d'Alene, Idaho 83815-8788
                         Attention:  Michael B. White, Esq.
                         Phone:  (208) 769-4100
                         Fax:  (208) 769-7612
     with a copy to:     Bell, Boyd & Lloyd LLC
                         70 West Madison, Suite 3300
                         Chicago, Illinois  60602
                         Attention:  John H. Bitner
                         Phone:  (312) 807-4306
                         Fax:  (312) 827-8048
     If to Purchaser:    Imerys USA, Inc.
                         c/o Imerys, S.A.
                         Tour Maine-Montparnasse
                         33, avenue du Maine
                         75755 PARIS CEDEX 15
                         Attention: Denis Musson
                         Phone: (33) 145 38 4399
                         Fax: (33) 4321 8877

     with a copy to:          Alston & Bird LLP
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia  30309-3424
                         Attention: Teri L. McMahon
                         Phone: (404) 881-7266
                         Fax: (404) 881-4777

     Any party may change its address for notice by written notice given to the other parties in accordance with this Agreement.

     13.8 Entire Agreement. This Agreement and the exhibits and schedules hereto supersede all prior agreements and understandings relating to the subject matter hereof, provided that the obligations of the parties under the
Confidentiality  Letter   shall  survive the  execution  and  delivery  of  this
Agreement.

     13.9 Costs, Expenses and Legal Fees. Except as provided in Section 11.1(a)(9), whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) related to the transactions contemplated herein.

     13.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.11 Survival of Representations and Warranties. Each of the representations, warranties, obligations, covenants and agreements of the parties included or provided for herein shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them; provided, however, that all claims by Purchaser against Seller pursuant to
Article  11  shall be made subject to the time limitations set forth in  Section
11.1 and all claims by Seller against Purchaser pursuant to Article 11 shall be subject to the time limitation set forth in Section 11.2.

     13.12 Governing Law and Venue. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE OBLIGATIONS AND UNDERTAKINGS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF). IF ANY ACTION IS BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT, EXCLUSIVE VENUE FOR SUCH ACTION SHALL BE IN DELAWARE AND THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN WILMINGTON, DELAWARE FOR SUCH PURPOSE.

     13.13 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     13.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     13.15 Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

     13.16 Facsimile Transmissions. This Agreement and all agreements, documents and certificates delivered pursuant to this Agreement or in connection with the transactions consummated pursuant to this Agreement may be executed by any party and transmitted by such party to any other party or parties by facsimile, and any such document shall be deemed to have full force and effect as if the facsimile signature or signatures on such documents were originals.

     13.17 Further Assurances. Any time after the Closing, Seller and Purchaser will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser or Seller, as the case may be, to satisfy or in connection with any party's obligations hereunder or to consummate or implement the transactions and agreements contemplated hereby.

     13.18 No Admissions. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any party by any non-party, or give rise to any claim or benefit to any non-party.

     13.19      Dollars.   All  references herein to "$" shall  be  U.S.  ollars
unless otherwise expressly indicated N$ or R$.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto, have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


     SELLER                        HECLA MINING COMPANY

                              By:   /s/ Arthur Brown
                                  -------------------------------

                              Title:    Chairman and CEO
                                     ----------------------------



     PURCHASER                IMERYS USA, INC.
                              By:  /s/ Patrick Kron
                                  -------------------------------

                              Title:   Chairman
                                     ----------------------------